Filed pursuant to Rule 424(b)(5)

Registration No. 333-218503

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 14, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 20, 2019

Brookfield Property Partners L.P.

Units

% Class A Cumulative Redeemable Perpetual Preferred Units, Series 1

(Liquidation Preference $25.00 per Series 1 Preferred Unit)

We are offering          units of our          % Class A Cumulative Redeemable Perpetual Preferred Units, Series 1, with a liquidation preference of $25.00 per unit (the “Series 1 Preferred Units”).

Distributions on the Series 1 Preferred Units are cumulative from the date of original issue and will be payable quarterly in arrears on the last day of March, June, September and December when, as and if declared by Brookfield Property Partners Limited, our general partner. The pro-rated initial distribution on the Series 1 Preferred Units offered hereby, if declared, will be payable on July 1, 2019 in an amount equal to approximately $         per Series 1 Preferred Unit. Distributions on the Series 1 Preferred Units will be payable out of amounts legally available therefor at a rate equal to       % per annum of the $25.00 liquidation preference.

At any time on or after March 31, 2024, we may redeem the Series 1 Preferred Units, in whole or in part, out of amounts legally available therefor, at a redemption price of $25.00 per Series 1 Preferred Unit, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. In addition, if certain ratings agency events occur prior to March 31, 2024, as described under “Description of the Offered Securities—Description of Series 1 Preferred Units—Redemption—Optional Redemption upon a Ratings Event,” we may redeem the Series 1 Preferred Units, in whole but not in part, at a price of $25.50 per Series 1 Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. In the case of certain change of control events following which our non-voting limited partnership units (“LP Units”) and/or the Series 1 Preferred Units are not publicly listed, we may, at our option, redeem the Series 1 Preferred Units or increase the distribution rate per annum by 5.00%, as described under “Description of the Offered Securities—Description of Series 1 Preferred Units—Redemption—Optional Redemption upon a Change of Control Triggering Event” and “—Optional Redemption upon a Delisting Brookfield Transaction Triggering Event.” In addition, at any time following the occurrence of a change in tax law, as described under “Description of the Offered Securities—Description of Series 1 Preferred Units—Redemption—Optional Redemption upon a Change in Tax Law,” we may redeem the Series 1 Preferred Units, in whole and not in part, at a redemption price of $25.00 per Series 1 Preferred Unit, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared.

We have applied to have the Series 1 Preferred Units listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “BPYPP.” If the application is approved, we expect trading of the Series 1 Preferred Units on Nasdaq to begin within 30 days after their original issue date. Currently, there is no public market for the Series 1 Preferred Units. Prior to the commencement of this offering, our LP Units were issued and outstanding and listed on Nasdaq, under the symbol “BPY,” and on the Toronto Stock Exchange (the “TSX”) under the symbol “BPY.UN.”

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional                  Series 1 Preferred Units from us on the same terms and conditions as set forth above.

Investing in our Series 1 Preferred Units involves risks. See “Risk Factors” on page S-16 of this prospectus supplement, “Risk Factors” on page 1 of the accompanying base prospectus dated February 20, 2019, the risk factors included in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2018, dated March 1, 2019 (the “Annual Report”) and the risks in other documents we incorporate in this prospectus supplement by reference, for information regarding risks you should consider before investing in our Series 1 Preferred Units.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Brookfield Property Partners L.P. (before expenses)
Per Series 1 Preferred Unit	$	$	$
Total(1)	$	$	$

(1)         We have granted to the underwriters the right (the “Over-Allotment Option”), exercisable until the date which is 30 days following the closing of this offering, to purchase from us on the same terms up to              Series 1 Preferred Units. If the Over-Allotment Option is exercised in full, the total price to the public will be $         , the underwriting discounts and commissions will be $         and the proceeds to us (before expenses) will be $         .

The underwriters expect to deliver the Series 1 Preferred Units through the facilities of The Depository Trust Company (“DTC”) on or about                            , 2019, which is the fifth business day following the date of pricing of the Series 1 Preferred Units (such settlement cycle being referred to as “T+5”). Purchasers of the Series 1 Preferred Units should note that trading of the Series 1 Preferred Units may be affected by this settlement date.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	J.P. Morgan	RBC Capital Markets

The date of this prospectus supplement is                      , 2019

IMPORTANT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING BASE PROSPECTUS

This prospectus supplement is part of a shelf registration statement on Form F-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The first part is this prospectus supplement, which describes the specific terms of this offering of Series 1 Preferred Units. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of Series 1 Preferred Units. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. If the information about this offering of Series 1 Preferred Units varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Documents Incorporated by Reference” on page S-54 of this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement and for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement or the accompanying base prospectus, or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell the Series 1 Preferred Units, and seeking offers to buy the Series 1 Preferred Units, only in jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

In this prospectus supplement, unless the context suggests otherwise, references to “we”, “us” and “our” are to our company, the BPR Group, the Property Partnership, the Holding Entities and the operating entities, each as defined below, taken together on a consolidated basis. Unless the context suggests otherwise, in this prospectus supplement references to:

•                                           “BPR” is to Brookfield Property REIT Inc.;

•                                          “Brookfield” are to Brookfield Asset Management and any subsidiary of Brookfield Asset Management, other than us;

•                                          “Brookfield Asset Management” are to Brookfield Asset Management Inc.;

•                                          “BPR Group” are to BPR, BPR OP, L.P. and any of their direct or indirect subsidiaries;

•                                          “BPY General Partner” are to the general partner of our company, which is Brookfield Property Partners Limited, an indirect wholly-owned subsidiary of Brookfield Asset Management;

•                                          “BPY Group” are to BPY, the Property Partnership, the Holding Entities, the operating entities and any other direct or indirect subsidiary of a Holding Entity;

•                                          “GGP” means GGP Inc. (now known as Brookfield Property REIT Inc.);

•                                          “our company” or “BPY” are to Brookfield Property Partners L.P., a Bermuda exempted limited partnership;

•                                          “LP Unitholders” are to the holders of our LP Units;

•                                          “LP Units” are to the non-voting limited partnership units in our company;

•                                          “Holding Entities” are to the primary holding subsidiaries of the Property Partnership, from time to time, through which it indirectly holds all of our interests in our operating entities;

•                                          “operating entities” are to the entities in which the Holding Entities hold interests and that directly or indirectly hold our real estate assets other than entities in which the Holding Entities hold interests for investment purposes only of less than 5% of the equity securities;

•                                          “Property Partnership” are to Brookfield Property L.P., a Bermuda exempted limited partnership—our company serves as the managing general partner of the Property Partnership;

•                                          “Series 1 Preferred Unitholders” are to holders of our Series 1 Preferred Units; and

•                                          “Service Providers” means subsidiaries of Brookfield Asset Management that provide services to us pursuant to our Master Services Agreement, and unless the context otherwise requires, any other affiliate of Brookfield that is appointed from time to time to act as a service provider pursuant to our Master Services Agreement or to whom any service provider has subcontracted for the provision of such services.

The financial information contained in this prospectus and any prospectus supplement, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Amounts in “$” are to U.S. Dollars, and amounts in Canadian Dollars (“C$”) are identified where applicable.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are formed under the laws of Bermuda, some of the directors of the BPY General Partner, some of the officers of the Service Providers and some of the experts named in this prospectus supplement are residents of Canada or another non-U.S. jurisdiction and a portion of our assets and the assets of those officers, directors and experts are located outside the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws and regulations. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “seeks”, “intends”, “targets”, “projects”, “forecasts”, “likely”, or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.

Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: risks incidental to the ownership and operation of real estate properties including local real estate conditions; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the ability to enter into new leases or renew leases on favorable terms; business competition; dependence on tenants’ financial condition; the use of debt to finance our business; the behavior of financial markets, including fluctuations in interest and foreign exchanges rates; uncertainties of real estate development or redevelopment; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; volatility in the market price of BPR Shares; risks relating to our insurance coverage; the possible impact of international conflicts and other developments including terrorist acts; potential environmental liabilities; changes in tax laws and other tax related risks; dependence on management personnel; illiquidity of investments; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits therefrom; operational and reputational risks; catastrophic events, such as earthquakes and hurricanes; and other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States, as applicable.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

The risk factors included in this prospectus supplement, the accompanying base prospectus, our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 and the risks in other documents incorporated by reference could cause our actual results, performance, achievements, plans and strategies to vary from our forward-looking statements. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference.

Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

CAUTIONARY STATEMENT REGARDING THE USE OF NON-IFRS ACCOUNTING MEASURES

To measure our performance, we focus on net operating income (“NOI”), same-property NOI, funds from operations (“FFO”), Company FFO, net income attributable to unitholders and equity attributable to unitholders. Some of these performance metrics do not have standardized meanings prescribed by IFRS and therefore may differ from similar metrics used by other companies. We define each of these measures as follows:

•                  NOI: revenues from our commercial properties operations less direct commercial property expenses and revenues from our hospitality operations less direct hospitality expenses.

•                  Same-property NOI: a subset of NOI, which excludes NOI that is earned from assets acquired, disposed of or developed during the periods presented, not of a recurring nature, or from LP Investments assets.

•                  FFO: net income, prior to fair value gains, net, depreciation and amortization of real estate assets, and income taxes less non-controlling interests of others in operating subsidiaries and properties therein. When determining FFO, we include our proportionate share of the FFO of unconsolidated partnerships and joint ventures and associates, as well as gains (or losses) related to properties developed for sale.

•                  Company FFO: FFO before the impact of depreciation and amortization of non-real estate assets, transaction costs, gains (losses) associated with non-investment properties, imputed interest associated with financing our company’s share of commercial developments accounted for under the equity method and the FFO that would have been attributable to our company’s shares of GGP if all outstanding warrants of GGP were exercised. Prior to the third quarter of 2017, the adjustment assumed net settlement of the outstanding warrants. For the third quarter of 2017, the adjustment is based on the cash settlement for all applicable warrants to reflect the company’s settlement of the warrants on such basis which occurred in the fourth quarter of 2017.

•                  Net income attributable to unitholders: net income attributable to holders of (i) general partnership units of BPY (“GP Units”) and LP Units; (ii) redeemable/exchangeable partnership units of the Property Partnership (“Redeemable/Exchangeable Partnership Units”), special limited partnership units of the Property Partnership (“Special LP Units”), and BPY AO LTIP Units of the Property Partnership (“AO LTIP Units”); (iii) exchangeable limited partnership units of Brookfield Office Properties Exchange L.P. (“Exchange LP Units”); and (iv) Class A Stock, par value $0.01 per share, of BPR (“BPR Shares”); and

•                  Equity attributable to our unitholders: equity attributable to holders of (i) LP Units and GP Units; (ii) Redeemable/Exchangeable Partnership Units, Special LP Units, and AO LTIP Units; (iii) Exchange LP Units; and (iv) BPR Shares.

NOI is a key indicator of our ability to impact the operating performance of our properties. We seek to grow NOI through proactive management and leasing of our properties. Same-property NOI in our Core Office and Core Retail segments allows us to segregate the impact of leasing and operating initiatives on the portfolio from the impact of investing activities and “one-time items”, which for the historical periods presented consist primarily of lease termination income.

We also consider FFO an important measure of our operating performance. FFO is a widely recognized measure that is frequently used by securities analysts, investors and other interested parties in the evaluation of real estate entities, particularly those that own and operate income producing properties. Our definition of FFO includes all of the adjustments that are outlined in the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO, including the exclusion of gains (or losses) from the sale of investment properties, the add back of any depreciation and amortization related to real estate assets and the adjustment for unconsolidated partnerships and joint ventures. In addition to the adjustments prescribed by NAREIT, we also make adjustments to exclude any unrealized fair value gains (or losses) that arise as a result of reporting under IFRS, and income taxes that arise as certain of our subsidiaries are structured as corporations as opposed to real estate investment trusts (“REITs”). These additional adjustments result in an FFO measure that is similar to that which would result if our partnership was organized as a REIT that determined net income in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which is the type of organization on which the NAREIT definition is premised. Our FFO measure will differ from other organizations applying the NAREIT definition to the extent of certain differences between the IFRS and U.S. GAAP reporting frameworks, principally related to the timing of revenue recognition from lease terminations and sale of properties. Because FFO excludes fair value gains (losses), including equity accounted fair value gains (losses), realized gains (losses) on the sale of investment properties, depreciation and amortization of real estate assets and income taxes, it provides a performance measure that, when compared year-over-year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and interest costs, providing perspective not immediately apparent from net income.

In addition, we consider Company FFO a useful measure for securities analysts, investors and other interested parties in the evaluation of our partnership’s performance. Company FFO, similar to FFO discussed above, provides a performance measure that reflects the impact on operations of trends in occupancy rates, rental rates, operating costs and interest costs. In addition, the adjustments to Company FFO relative to FFO allow the partnership insight into these trends for the real estate operations, by adjusting for non-real estate components.

Net income attributable to unitholders and equity attributable to unitholders, each as defined above, are used by our company to evaluate the performance of our company as a whole as each of our unitholders participates in the economics of our company equally.

For a reconciliation of NOI, FFO, Company FFO, and net income attributable to unitholders to net income (loss), and a reconciliation of equity attributable to unitholders to total equity, see Item 5.A. “Operating and Financial Review and Prospects - Operating Results - Financial Statements Analysis - Review of Consolidated Results - Reconciliation of Non-IFRS Measures” in our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated herein by reference. We urge you to review the IFRS financial measures in our Annual Report, including the financial statements, the notes thereto and the other financial information contained herein, and not to rely on any single financial measure to evaluate our company.

SUMMARY

Our Company

Our company was established on January 3, 2013 as a Bermuda exempted limited partnership registered under the Bermuda Limited Partnership Act 1883, as amended, and the Bermuda Exempted Partnerships Act 1992, as amended. Our head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and our telephone number is +441 294 3309.

Our company is one of the world’s premier commercial real estate companies, with approximately US$87 billion in total assets. We are leading owners, operators and investors in commercial real estate, with a diversified portfolio of premier office and retail assets, as well as interests in multifamily, triple net lease, industrial, hospitality, self-storage, student housing and manufactured housing assets.

Our company’s sole direct investment is its managing general partnership interest in the Property Partnership, which holds our interest in commercial and other income producing property operations through its Holding Entities and operating entities and its direct investment in BP US REIT LLC, which holds certain of our Core Office assets.

Recent Developments

On February 11, 2019, our company announced that it has formally commenced its substantial issuer bid to purchase up to $405 million of its LP Units from holders of its LP Units for cash at a price of at least $19.00 per unit but not more than $21.00 per unit. Concurrently, BPR announced that it has formally commenced its substantial issuer bid to purchase up to $95 million of BPR Shares from its stockholders for cash at a price of at least $19.00 per share but not more than $21.00 per share. Each of the BPY and BPR substantial issuer bids are scheduled to expire on March 25, 2019.

Also on February 11, 2019, a subsidiary of our company issued medium term notes for C$350 million at 4.30% per annum, maturing on March 1, 2024. Interest on the notes is payable semi-annually.

THE OFFERING

Issuer	Brookfield Property Partners L.P.

Securities Offered

                 of our         % Class A Cumulative Redeemable Perpetual Preferred Units, Series 1, liquidation preference $25.00 per Series 1 Preferred Unit (or                                   of our Series 1 Preferred Units if the underwriters exercise in full their option to purchase additional Series 1 Preferred Units). For a detailed description of the Series 1 Preferred Units, see “Description of the Offered Securities.”

Price per Series 1 Preferred Unit	$25.00

Maturity

Perpetual (unless redeemed by us (i) following a Change of Control Triggering Event (as defined herein), a Delisting Brookfield Transaction Triggering Event (as defined herein) and/or a Change in Tax Law (as defined herein), (ii) at our option on or after March 31, 2024, or (iii) prior to March 31, 2024 in connection with a Ratings Event (as defined herein)). See “Description of the Offered Securities—Description of Series 1 Preferred Units—Redemption—Optional Redemption upon a Change of Control Triggering Event,” “—Optional Redemption upon a Delisting Brookfield Transaction Triggering Event,” “—Optional Redemption on or after March 31, 2024,” “—Optional Redemption upon a Ratings Event” and “—Optional Redemptions upon a Change in Tax Law.”

Distributions

Distributions on the Series 1 Preferred Units will accrue and be cumulative from the date that the Series 1 Preferred Units are originally issued, and will be payable on each Distribution Payment Date (as defined herein) when, as and if declared by the board of directors of the BPY General Partner, out of legally available funds for such purpose.

Distribution Payment Dates and Record Dates

Distributions will be payable, if declared by the BPY General Partner, quarterly on the last day of March, June, September and December, in each case to holders of record as of the close of business on the first Business Day (as defined below) of the month of the applicable Distribution Payment Date. The pro-rated initial distribution on the Series 1 Preferred Units offered hereby will be payable, if declared, on July 1, 2019 in an amount equal to approximately $         per Series 1 Preferred Unit. If any Distribution Payment Date falls on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions.

Distribution Rate

The distribution rate for the Series 1 Preferred Units from and including the date of original issue will be          % per annum of the $25.00 liquidation preference per unit (equal to $          per unit per annum). The distribution rate per annum may also increase by 5.00%, as described under “—Optional Redemption upon a Change of Control Triggering Event” and “—Optional Redemption upon a Delisting Brookfield Transaction Triggering Event.”

Payment of Additional Amounts

Subject to certain limitations, we will pay additional amounts to holders of the Series 1 Preferred Units, as additional distributions, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of any Relevant Taxing Jurisdiction (as defined herein) on amounts we must pay with respect to the Series 1 Preferred Units, so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amount we would otherwise be required to pay had no such withholding or deduction been required. See “Description of the

Offered Securities—Description of Series 1 Preferred Units —Payment of Additional Amounts.”

Ranking

The Series 1 Preferred Units, unlike our indebtedness, will represent perpetual interests in us and will not give rise to a claim for payment of a principal amount at a particular date.

The Series 1 Preferred Units will rank:

•                  senior to every class or series of limited partner interests or other securities that, with respect to payment of distributions and distributions upon dissolution, liquidation or winding-up of our company, ranks junior to the Class A Preferred Units, including our LP Units (collectively, the “Junior Securities”);

•                  on parity with (i) every class or series of the Class A Preferred Units and Series 1 Preferred Units with respect to priority in the payment of distributions and in the amounts payable upon liquidation, dissolution or winding-up of our company, whether voluntary or involuntary and (ii) every other class or series of our limited partner interests or equity securities established after the original issue date of the Series 1 Preferred Units with terms expressly providing that such class or series ranks on parity with the Class A Preferred Units and Series 1 Preferred Units as to the payment of distributions and amounts payable upon a liquidation, dissolution or winding-up of our company (collectively, the “Parity Securities”);

•                  junior to every class or series of limited partner interests or equity securities established after the original issue date of the Series 1 Preferred Units with terms expressly made senior to the Class A Preferred Units as to the payment of distributions and amounts payable upon a liquidation, dissolution or winding-up of our company (the “Senior Securities”); and

•                  junior to all of our existing and future indebtedness with respect to assets available to satisfy claims against us.

The Series 1 Preferred Units will also rank on parity with the guarantee by our company of the obligations of the Property Partnership to pay the issue price (together with any accrued and unpaid dividends) of the Property Partnership’s series 1, series 2 and series 3 class A preferred units to the holders thereof in the event of a liquidation, dissolution or winding-up of the Property Partnership (the “BPY Guarantee”).

In addition, the Series 1 Preferred Units will be structurally subordinated to all existing and future debt obligations of our subsidiaries and any capital stock of our subsidiaries held by others as to the payment of distributions and amounts payable upon a liquidation event, including the series 1, series 2 and series 3 class A preferred units of the Property Partnership.

Parity Securities with respect to the Series 1 Preferred Units may include classes and series of our securities (including other series of Class A Preferred Units) that have different coupons, distribution rates, mechanics, payment periods, payment dates and record dates than the Series 1 Preferred Units.

Restrictions on Distributions	No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series 1 Preferred Units and any Parity Securities through the most recent respective distribution payment dates. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series 1 Preferred Units (e.g., monthly rather than quarterly), the BPY General Partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the BPY General Partner expects to have sufficient funds to pay the full distribution in respect of the Series 1 Preferred Units on the next successive Distribution Payment Date.

Optional Redemption Upon a Ratings Event

Prior to March 31, 2024, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event, we may, at our option, redeem the Series 1 Preferred Units in whole, but not in part, at a redemption price in cash per Series 1 Preferred Unit equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness.

“Ratings Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Series 1 Preferred Units, as such criteria are in effect as of the original issue date of the Series 1 Preferred Units (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series 1 Preferred Units, or (ii) a lower Equity Credit (defined below) being given to the Series 1 Preferred Units than the Equity Credit that would have been assigned to the Series 1 Preferred Units by such rating agency pursuant to its current criteria.

“Equity Credit” for the purposes of the Series 1 Preferred Units means the dollar amount or percentage in relation to the stated liquidation preference amount of $25.00 per Series 1 Preferred Unit assigned to the Series 1 Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.

Optional Redemption on or After March 31, 2024

At any time on or after March 31, 2024, we may redeem, in whole or in part, the Series 1 Preferred Units at a redemption price of $25.00 per Series 1 Preferred Unit, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness.

Optional Redemption Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, we may, at our option, redeem all but not less than all of the Series 1 Preferred Units within 90 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying $25.00 per Series 1 Preferred Unit, plus all accumulated and unpaid distributions to, but excluding, the redemption date, whether or not declared. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption.

Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness. If we do not give notice of redemption prior to the 61st day following the Change of Control Triggering Event to redeem all the outstanding Series 1 Preferred Units, the distribution rate per annum on the Series 1 Preferred Units will increase by 5.00% beginning on the 61st day following such Change of Control Triggering Event.

“Change of Control” means the occurrence of either of the following after the original issue date of the Series 1 Preferred Units:

•                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of our company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) other than any Continuing Brookfield Person; or

•                  the consummation of any transaction (including, without limitation, any merger, consolidation or business combination) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) other than any Continuing Brookfield Person becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act or any successor provision), directly or indirectly, of a majority of the voting power of our company’s Voting Stock.

“Change of Control Triggering Event” means the occurrence of a Change of Control following the consummation of which neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”) representing such securities) listed on the Nasdaq, the New York Stock Exchange (the “NYSE”), or the TSX, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE, or the TSX.

“Continuing Brookfield Person” means Brookfield and its affiliates, the BPY General Partner, any member of the BPY Group or the BPR Group, and/or any of the foregoing.

“Voting Stock” of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such power by reason of any contingency; without limiting the foregoing, (i) if the person is a limited partnership, the “Voting Stock” will be determined with reference to each general partner of such person, (ii) if such person is a general partnership, the “Voting Stock” will be determined with reference to the general partner(s) that owns more than 50% of the interests of such general partnership, and (iii) if such person is a trust, the “Voting Stock” will be determined with reference to the majority of the trustees of such trust.

Optional Redemption Upon a Delisting Brookfield Transaction Triggering Event

Upon the occurrence of a Delisting Brookfield Transaction Triggering Event, we may, at our option, redeem all but not less than all of the Series 1 Preferred Units within 90 days after the first date on which such Delisting Brookfield Transaction Triggering Event occurred (the “Delisting Brookfield Transaction Redemption Period”), by paying $25.00 per Series 1 Preferred Unit, plus all accumulated and unpaid distributions to, but excluding, the redemption date, whether or not declared. We must provide not less than 30 days’ and not more than 60 days’

written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness. If we do not give notice of redemption prior to the 61st day following the Delisting Brookfield Transaction Triggering Event to redeem all of the outstanding Series 1 Preferred Units, the distribution rate per annum on the Series 1 Preferred Units will increase by 5.00% beginning on the 61st day following such Delisting Brookfield Transaction Triggering Event, provided that if either the LP Units and/or the Series 1 Preferred Units are subsequently listed on either Nasdaq, the NYSE or the TSX, the distribution rate per annum on the Series 1 Preferred Units will reset to           %.

“Delisting Brookfield Transaction” means the occurrence of either of the following after the original issue date of the Series 1 Preferred Units:

•                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of our company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) that is a Continuing Brookfield Person; or

•                  the consummation of any transaction (including, without limitation, any merger, consolidation or business combination) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) that is a Continuing Brookfield Person becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act or any successor provision), directly or indirectly, of (i) a majority of the voting power of our company’s Voting Stock or (ii) 100% of the LP Units.

“Delisting Brookfield Transaction Triggering Event” means both (i) the occurrence of the Delisting Brookfield Transaction and (ii) within nine months of the consummation of a Delisting Brookfield Transaction neither the LP Units (or ADRs representing such securities) nor the Series 1 Preferred Units are listed on the Nasdaq, the NYSE, or the TSX, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE, or the TSX.

Optional Redemption Upon a Change in Tax Law

We will have the option to redeem all but not less than all of the Series 1 Preferred Units at a redemption price of $25.00 per Series 1 Preferred Unit, if as a result of a Change in Tax Law there is, in our reasonable determination, a substantial probability that we or any Successor Entity (as defined in “Description of the Offered Securities—Description of Series 1 Preferred Units—Redemption—Optional Redemption upon a Change in Tax Law) would become obligated to pay any additional amounts on the next succeeding distribution payment date with respect to the Series 1 Preferred Units and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any Successor Entity (a “Tax Event”). We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness.

“Change in Tax Law” means (i) a change in or amendment to laws, regulations or rulings of any Relevant Taxing Jurisdiction, (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any Relevant Taxing Jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any Relevant Taxing Jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a Relevant Taxing Jurisdiction other than Bermuda in which a successor company is organized, such Change in Tax Law must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the successor entity, or convey, transfer or lease substantially all of our properties and assets to the successor entity, as applicable.

“Relevant Taxing Jurisdiction” means (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our distribution disbursing agent are making payments on the Series 1 Preferred Units or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which BPY or a successor entity is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

Substitution or Variation

In lieu of redemption, upon or following a Tax Event, we may, without the consent of any holders of the Series 1 Preferred Units, vary the terms of, or exchange for new securities, the Series 1 Preferred Units to eliminate the substantial probability that we would be required to pay additional amounts with respect to the Series 1 Preferred Units as a result of a Change in Tax Law. The terms of the varied securities or new securities, considered in the aggregate, cannot be less favorable to holders than the terms of the Series 1 Preferred Units prior to being varied or exchanged, and no such variation of terms or securities in exchange shall change certain specified terms of the Series 1 Preferred Units. See “Description of the Offered Securities—Description of Series 1 Preferred Units—Substitution or Variation”.

Conversion; Exchange and Preemptive Rights

The Series 1 Preferred Units will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property, except under the circumstances set forth under “Description of the Offered Securities—Description of Series 1 Preferred Units—Substitution or Variation.”

Voting Rights

Holders of the Series 1 Preferred Units generally will have no voting rights (except as otherwise provided by law and except for meetings of holders of Class A Preferred Units as a class and meetings of all holders of Series 1 Preferred Units as a series). In connection with the closing of this offering of Series 1 Preferred Units, we expect to further amend our Second Amended and Restated Agreement of Limited Partnership (as amended, our “Partnership Agreement”) to, among other things, reflect the designation of the Class A Preferred Units and issuance of the Series 1 Preferred Units.

We may not adopt an amendment to our Partnership Agreement that has a material adverse effect on the powers, preferences, duties or special rights of the Class A Preferred Units unless such amendment (i) is approved by a resolution signed by the holders of Class A Preferred Units owning not less than the percentage of the Class A Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Class A Preferred Units at which all holders of the Class A Preferred Units were present and voted or were represented by proxy or (ii) is passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Class A Preferred Units duly called for that purpose and at which the holders of at least 33 1/3% of the outstanding Class A Preferred Units are present or represented by proxy.

Similarly, we may not adopt an amendment to our Partnership Agreement that has a material adverse effect on the powers, preferences, duties or special rights of the Series 1 Preferred Units unless such amendment (i) is approved by a resolution signed by the holders of Series 1 Preferred Units owning not less than the percentage of the Series 1 Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Series 1 Preferred Units at which all holders of the Series 1 Preferred Units were present and voted or were represented by proxy or (ii) is passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Series 1 Preferred Units duly called for that purpose and at which the holders of at least 33 1/3% of the outstanding Series 1 Preferred Units are present or represented by proxy.

Further, unless we have received the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Class A Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not (i) create or issue any Parity Securities if the cumulative distributions on Class A Preferred Units or any Parity Securities are in arrears or (ii) create or issue any Senior Securities.

Fixed Liquidation Preference

In the event of any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, holders of the Series 1 Preferred Units will generally, subject to the discussion under “Description of the Offered Securities—Description of Series 1 Preferred Units—Liquidation Rights”, have the right to receive the liquidation preference of $25.00 per Series 1 Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding-up of our affairs.

Sinking Fund	The Series 1 Preferred Units will not be entitled or subject to any sinking fund requirements.

Use of Proceeds

We estimate that the net proceeds from this offering (after deducting the underwriting discounts and commissions and estimated offering expenses), will be approximately $     million ($          million if the underwriters exercise in full their option to purchase                      additional Series 1 Preferred Units).

We will use the net proceeds from this offering to subscribe for Property Partnership Mirror Units that are designed to mirror the economic terms of the Series 1 Preferred Units. We intend to use the net proceeds from this offering of Series 1 Preferred Units for general partnership purposes. See “Use of Proceeds” and “Description of the Offered Securities—Property Partnership Mirror Units.”

Affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are lenders under our credit facilities. To the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our credit facilities, affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC may receive proceeds from this offering. See “Underwriting.”

Material U.S. Federal Income Tax Consequences

For a discussion of material U.S. federal income tax considerations that may be relevant to certain prospective holders of Series 1 Preferred Units, see “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Form

The Series 1 Preferred Units will be issued and maintained in book-entry form registered in the name of DTC or its nominee, except under limited circumstances. See “Description of the Offered Securities—Description of Series 1 Preferred Units—Book-Entry System.”

Listing

We have filed an application to list the Series 1 Preferred Units on Nasdaq. If the application is approved, trading of the Series 1 Preferred Units on Nasdaq is expected to begin within 30 days after the original issue date of the Series 1

Preferred Units. The underwriters have advised us that they intend to make a market in the Series 1 Preferred Units prior to commencement of any trading on Nasdaq. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Series 1 Preferred Units will develop prior to commencement of trading on Nasdaq or, if developed, will be maintained.

Risk Factors

Investing in our Series 1 Preferred Units involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement and page 1 of the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as well as other cautionary statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein regarding risks you should consider before investing in our Series 1 Preferred Units.

Settlement	The underwriters expect to deliver the Series 1 Preferred Units to the purchasers in book-entry form through the facilities of DTC and its direct participants, on or about , 2019.

RISK FACTORS

An investment in our Series 1 Preferred Units involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference as provided under “Documents Incorporated by Reference,” including our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, dated March 1, 2019, and the risk factors described under “Risk Factors” therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Information” herein. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition, results of operations, liquidity and the market price of the Series 1 Preferred Units could be adversely affected.

Risks Related to the Series 1 Preferred Units

The Series 1 Preferred Units represent perpetual interests in us, and investors should not expect us to redeem any Series 1 Preferred Units on the date the Series 1 Preferred Units become redeemable by us or on any particular date thereafter.

The Series 1 Preferred Units represent perpetual interests in us, and they have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, none of the Series 1 Preferred Units will give rise to a claim for payment of a principal amount at a particular date. Instead, the Series 1 Preferred Units may be redeemed by us at our option (i) following the occurrence of a Change of Control Triggering Event, a Delisting Brookfield Transaction Triggering Event, and/or a Change in Tax Law, in whole, out of funds legally available for such redemption, at a redemption price in cash of $25.00 per Series 1 Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared, (ii) prior to March 31, 2024, following the occurrence of a Ratings Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $25.50 per Series 1 Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared, or (iii) at any time on or after March 31, 2024, at our option, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $25.00 per Series 1 Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any decision we may make at any time to redeem the Series 1 Preferred Units will depend upon, among other things, our evaluation of our capital position, the terms and circumstances of any Change of Control, Ratings Event or Delisting Brookfield Transaction, as applicable, and general market conditions at that time. The instruments governing our outstanding indebtedness also may limit our ability to redeem the Series 1 Preferred Units.

Any decision we may make at any time to redeem the Series 1 Preferred Units will be determined by the board of directors of the BPY General Partner in its sole discretion and will depend upon, among other things, an evaluation of our capital position, the composition of our equity, our outstanding indebtedness and general market conditions at that time. As a result, the holders of the Series 1 Preferred Units may be required to bear the financial risks of an investment in the Series 1 Preferred Units for an indefinite period of time. The Series 1 Preferred Units will also rank junior to all of our existing and future indebtedness with respect to assets available to satisfy claims against us.

The Series 1 Preferred Units are subordinated to our existing and future debt obligations and Senior Securities, as well as existing and future debt obligations of our subsidiaries and any capital stock of our subsidiaries held by others. Your interests could be diluted by the issuance of additional units of our company, including additional Series 1 Preferred Units, and by other transactions.

The Series 1 Preferred Units are subordinated to all of our existing and future indebtedness and Senior Securities. As of December 31, 2018, our total consolidated debt was approximately $64 billion, and BPY had the ability to borrow an additional $1,148 million under our credit facilities, subject to certain limitations. We may incur additional debt under our credit facilities, or other existing or future debt arrangements. The payment of principal and interest on our debt reduces cash available for distribution to our limited partners, including the holders of the Series 1 Preferred Units. In addition, the Series 1 Preferred Units will be structurally subordinated to all existing and future debt obligations of our subsidiaries and any capital stock of our subsidiaries held by others as to the payment of distributions and amounts payable upon a liquidation event, including series of class A preferred units of the Property Partnership that are held by third parties.

The issuance of any Senior Securities or additional Parity Securities (including additional Series 1 Preferred Units and any other obligations of BPY that ranks on parity with the Series 1 Preferred Units, including the BPY Guarantee) would dilute the interests of the holders of the Series 1 Preferred Units and could affect our ability to pay distributions on, redeem, or pay the liquidation preference on the Series 1 Preferred Units. Future issuances and sales of Senior Securities, Parity Securities, Junior Securities or obligations similar to the BPY Guarantee, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series 1 Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

The declaration of distributions on the Series 1 Preferred Units will be at the discretion of the BPY General Partner.

The declaration of distributions on the Series 1 Preferred Units will be at the discretion of the BPY General Partner. Holders of Series 1 Preferred Units will not have a right to distributions on such units unless declared by the BPY General Partner. The declaration of distributions will be at the discretion of the BPY General Partner even if our company has sufficient funds, net of its liabilities, to pay such distributions. This may result in holders of the Series 1 Preferred Units not receiving the full amount of distributions that they expect to receive, or any distributions, and may make it more difficult to resell Series 1 Preferred Units or to do so at a price that the holder finds attractive. The BPY General Partner will not allow our company to pay a distribution (i) unless there is sufficient cash available, (ii) which would render our company unable to pay our debts as and when they come due, or (iii) which, in the opinion of the BPY General Partner, would or might leave our company with insufficient funds to meet any future or contingent obligations. In addition, although unpaid distributions are cumulative, we are not required to accumulate cash for purpose of making distributions to holders of the Series 1 Preferred Units, which may limit the cash available to make distributions on the Series 1 Preferred Units.

The Series 1 Preferred Units have extremely limited voting rights.

Except as set forth in our Partnership Agreement or as otherwise required by Bermuda law, holders of the Series 1 Preferred Units generally will have no voting rights. For example, the company may sell, exchange or otherwise dispose of all or substantially all of its assets in a single transaction or a series of related transactions without the approval of holders of the Series 1 Preferred Units. Although the holders of the Series 1 Preferred Units are entitled to limited protective voting rights with respect to certain matters, as described in “Description of the Offered Securities—Description of Series 1 Preferred Units—Voting Rights,” the Series 1 Preferred Units will generally vote as a separate class, or along with all other classes or series of our Parity Securities that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series 1 Preferred Units may be significantly diluted, and the holders of such other classes or series of Parity Securities that we may issue may be able to control or significantly influence the outcome of any vote.

The terms of the Property Partnership Mirror Units (as defined in “Description of the Offered Securities—Description of Series 1 Preferred Units—Property Partnership Mirror Units”) to be issued by the Property Partnership are designed to mirror the economic terms of the Series 1 Preferred Units to be issued in connection with this offering may be amended by the Property Partnership, which we control, in a manner that could be detrimental to holders of Series 1 Preferred Units, and the terms of the Property Partnership Mirror Units should not be relied upon to ensure that we have sufficient cash flows to pay distributions on or redeem the Series 1 Preferred Units.

We intend to authorize and create a proportionate number of Property Partnership Mirror Units with terms designed to mirror the economic terms of the Series 1 Preferred Units, and our company will use the net proceeds of this offering to subscribe for such Property Partnership Mirror Units. See “Description of the Offered Securities—Description of Series 1 Preferred Units—Property Partnership Mirror Units.”

The terms of the Property Partnership Mirror Units will provide that no distribution may be declared or paid or set apart for payment on any Mirror Junior Securities (as defined in “Description of the Offered Securities—Description of Series 1 Preferred Units—Property Partnership Mirror Units”) (other than a distribution payable solely in Mirror Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Property Partnership Mirror Units and any Mirror Parity Securities (as defined in “Description of the Offered Securities—Description of Series 1 Preferred Units—Property Partnership Mirror Units”) through the most recent respective distribution payment dates. To the extent a distribution period applicable to a class of Mirror Junior Securities or Mirror Parity Securities is shorter than the distribution period applicable to the Property Partnership Mirror Units (e.g., monthly rather than quarterly), we may declare and pay regular distributions with respect to such Mirror Junior Securities or Mirror Parity Securities so long as, at the time of declaration of such distribution, we expect to have sufficient funds to pay the full distribution in respect of the Property Partnership Mirror Units on the next successive distribution payment date.

The terms of the Property Partnership Mirror Units are intended, among others, to provide credit support to the Series 1 Preferred Units. However, the Property Partnership will have no direct obligations with respect to our Series 1 Preferred Units. The Property Partnership, which is controlled by us, may amend, modify or alter the terms of the Property Partnership Mirror Units, including with respect to distributions, in a manner that would be detrimental to the holders of the Series 1 Preferred Units. In addition, subject to the terms of the limited partnership agreement of the Property Partnership (the “Property Partnership Agreement”), the Property Partnership may in the future issue securities that are on parity with or senior to the Property Partnership Mirror Units.  Any of the foregoing actions could materially and adversely affect the market price of the Series 1 Preferred Units. Accordingly, the terms of the Property Partnership Mirror Units should not be relied upon to ensure we have sufficient cash flows to enable us to pay distributions on or redeem the Series 1 Preferred Units.

The terms of our current and future indebtedness currently do or may restrict our ability to make distributions on the Series 1 Preferred Units or to redeem the Series 1 Preferred Units.

Distributions will only be paid if the distribution is not restricted or prohibited by law or the terms of any Senior Securities, including our current and future indebtedness. The instruments governing the terms of current or future financing or the refinancing of any borrowings currently do or may contain covenants that restrict our ability to make distributions on the Series 1 Preferred Units or redeem the Series 1 Preferred Units. The Series 1 Preferred Units place no restrictions on our ability to incur indebtedness containing such restrictive covenants.

Your ability to transfer the Series 1 Preferred Units at a time or price you desire may be limited by the absence of an active trading market, which may not develop.

The Series 1 Preferred Units are a new class of our securities and do not have an established trading market. In addition, since the Series 1 Preferred Units have no stated maturity date, investors seeking liquidity will be limited to selling their Series 1 Preferred Units in the secondary market absent redemption by us. We have applied to list the Series 1 Preferred Units on Nasdaq, but there can be no assurance that Nasdaq will accept the Series 1 Preferred Units for listing. Even if the Series 1 Preferred Units are approved for listing by Nasdaq, an active trading market on Nasdaq for the Series 1 Preferred Units may not develop or, even if it develops, may not last, in which case the trading price of the Series 1 Preferred Units could be adversely affected and your ability to transfer your Series 1 Preferred Units will be limited. If an active trading market does develop on Nasdaq, the Series 1 Preferred Units may trade at prices lower than the offering price. The trading price of the Series 1 Preferred Units would depend on many factors, including:

•                  the trading price of our LP Units;

•                  prevailing interest rates;

•                  the market for similar securities;

•                  general economic and financial market conditions;

•                  our corporate credit ratings and the credit ratings of the Series 1 Preferred Units;

•                  our issuance of debt or other preferred securities or the incurrence of additional indebtedness; and

•                  our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series 1 Preferred Units pending any listing of the Series 1 Preferred Units on Nasdaq, but they are not obligated to do so and may discontinue market-making at any time without notice.

Market interest rates may adversely affect the value of the Series 1 Preferred Units.

One of the factors that will influence the price of the Series 1 Preferred Units will be the distribution yield on the Series 1 Preferred Units (as a percentage of the price of the Series 1 Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series 1 Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution to our limited partners, including the holders of the Series 1 Preferred Units. Accordingly, higher market interest rates could cause the market price of the Series 1 Preferred Units to decrease.

We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.

Redemption may adversely affect your return on the Series 1 Preferred Units.

On or after March 31, 2024, we will have the right, at our option, to redeem at a price of $25.00 per Series 1 Preferred Unit, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared, some or all of the Series 1 Preferred Units, as defined and described under “Description of the Offered Securities—Description of Series 1 Preferred Units—Redemption—Optional Redemption on or after March 31, 2024.” In addition, prior to March 31, 2024, we may redeem the Series 1 Preferred Units after the occurrence of a Ratings Agency Event, as defined and described in “Description of the Offered Securities—Description of Series 1 Preferred Units—Redemption—Optional Redemption upon a Ratings Event”, at a price of $25.50 per Series 1 Preferred Unit, plus declared and unpaid distributions. We will also be able to redeem all but not less than all of the Series 1 Preferred Units following the occurrence of a Change of Control Triggering Event, a Delisting Brookfield Transaction Triggering Event and/or a Change in Tax Law out of funds legally available for such redemption, at a redemption price in cash of $25.00 per Series 1 Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. To the extent that we redeem the Series 1 Preferred Units at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the Series 1 Preferred Units, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the distribution rate of the Series 1 Preferred Units.

Upon a Change of Control Triggering Event or a Delisting Brookfield Transaction Triggering Event, we are not required to redeem the Series 1 Preferred Units, and we may not be able to redeem the Series 1 Preferred Units or pay the increased distribution rate per annum if we fail to redeem them.

We are not required to redeem the Series 1 Preferred Units, and even if we should decide to redeem the Series 1 Preferred Units, since the Series 1 Preferred Units will rank junior to all of our existing and future indebtedness, upon a Change of Control Triggering Event or a Delisting Brookfield Transaction Triggering Event, we may not have sufficient financial resources available or be permitted under our existing and future indebtedness to redeem the Series 1 Preferred Units, or pay the increased distribution rate per annum described under “Description of the Offered Securities—Description of Series 1 Preferred Units—Redemption—Optional Redemption upon a Change of Control Triggering Event” and “—Optional Redemption upon a Delisting Brookfield Transaction Triggering Event.” Even if we are able to pay the increased distribution rate per annum, increasing the per annum distribution rate by 5.00% may not be sufficient to compensate holders for the impact of the Change of Control Triggering Event or a Delisting Brookfield Transaction Triggering Event on the market price of the Series 1 Preferred Units.

Our ability to issue Parity Securities, enter into obligations similar to the BPY Guarantee and ability to incur additional indebtedness in the future could adversely affect the rights of holders of our Series 1 Preferred Units.

We are allowed to issue Parity Securities or enter into obligations similar to the BPY Guarantee without any vote of the holders of the Series 1 Preferred Units, except where the cumulative distributions on the Series 1 Preferred Units or any Parity Securities are in arrears. The issuance of any Parity Securities or entry into obligations similar to the BPY Guarantee would have the effect of reducing the amounts available to the holders of the Series 1 Preferred Units issued in this offering upon our liquidation, dissolution or winding-up if we do not have sufficient funds to pay all liquidation preferences of the Series 1 Preferred Units, Parity Securities, the BPY Guarantee and obligations similar to the BPY Guarantee in full. It also would reduce amounts available to make distributions on the Series 1 Preferred Units issued in this offering if we do not have sufficient funds to pay distributions on all outstanding Series 1 Preferred Units or Parity Securities. In addition, future issuances and sales of Parity Securities or future entry into obligations similar to the BPY Guarantee, or the perception that such issuances and sales or entry could occur, may cause prevailing market prices for the Series 1 Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

In addition, the terms of the Series 1 Preferred Units do not limit our ability to incur indebtedness. As a result, we and our subsidiaries may incur indebtedness that will rank senior to the Series 1 Preferred Units. The incurrence of indebtedness or other liabilities that will rank senior to the Series 1 Preferred Units may reduce the amount available for distributions and the amount recoverable by holders of Series 1 Preferred Units.

Under certain limited circumstances, the terms of the Series 1 Preferred Units may change without your consent or approval.

Under the terms of the Series 1 Preferred Units, at any time following a Tax Event, we may, without the consent of any holders of the Series 1 Preferred Units, vary the terms of the Series 1 Preferred Units such that they remain securities, or exchange the Series 1 Preferred Units for new securities, which in would eliminate the substantial probability that we or any Successor Company would be required to pay any additional amounts with respect to the Series 1 Preferred Units as a result of a Change in Tax Law However, our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to holders of the Series 1 Preferred Units than the terms of the Series 1 Preferred Units prior to being varied or exchanged. See “Description of the Offered Securities—Description of the Series 1 Preferred Units—Substitution or Variation”.

A change in the rating of the Series 1 Preferred Units could adversely affect the market price of the Series 1 Preferred Units.

In connection with this offering, we expect that the Series 1 Preferred Units will receive a rating from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC. Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Series 1 Preferred Units. Any real or anticipated downgrade or withdrawal of any ratings of the Series 1 Preferred Units could have an adverse effect on the market price or liquidity of the Series 1 Preferred Units.

Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Series 1 Preferred Units, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Series 1 Preferred Units may not reflect all risks related to our company and its business or the structure or market value of the Series 1 Preferred Units. A downgrade or potential downgrade in the rating, the assignment of a new rating that is lower than the existing rating, or a downgrade or potential downgrade in the rating assigned to us, our subsidiaries, the Series 1 Preferred Units or any of our other securities could adversely affect the trading price and liquidity of the Series 1 Preferred Units.

We cannot be sure that any rating agency will maintain its rating once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the rating once issued or to advise holders of Series 1 Preferred Units of any change in ratings. A failure to obtain a rating or a negative change in a rating once issued could have an adverse effect on the market price or liquidity of the Series 1 Preferred Units.

Rating agencies may change rating methodologies, and their ratings may not reflect all risks.

The rating agencies that currently or may in the future publish a rating for us or the Series 1 Preferred Units may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Series 1 Preferred Units. If the rating agencies change their practices for rating securities in the future, and the ratings of the Series 1 Preferred Units are subsequently lowered, the trading price and liquidity of the Series 1 Preferred Units could be adversely affected.

In addition, credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the Series 1 Preferred Units. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. In addition, prior to March 31, 2024, we may redeem the Series 1 Preferred Units upon occurrence of a Ratings Event. See “Description of the Offered Securities—Description of Series 1 Preferred Units—Redemption—Optional Redemption upon a Ratings Event.”

Holders of Series 1 Preferred Units may have liability to repay distributions.

Under certain circumstances, holders of the Series 1 Preferred Units may have to repay amounts wrongfully returned or distributed to them. Under Section 11 of the Bermuda Limited Partnership Act 1883, as amended (“LP Act”), we may not return (or release) any part of a limited partner’s capital contribution (a “Capital Withdrawal”) nor make a distribution from the assets of the partnership if we have reasonable grounds for believing that the Capital Withdrawal or distribution would cause us to be unable to repay our liabilities as they become due (“Impermissible Capital Withdrawal”).

Bermuda law provides that for a period of six years from the date of an Impermissible Capital Withdrawal, limited partners who received the Impermissible Capital Withdrawal will be liable to the limited partnership (or where the partnership is dissolved to its creditors) for the amount of the contribution wrongfully returned or released. Bermuda law also provides that for a period of one year from the date of a Capital Withdrawal made in accordance with the provisions of the LP Act, a limited partner who received the Capital Withdrawal will be liable to the limited partnership (or where the partnership is dissolved to its creditors) for the amount of the contribution returned or released.

A purchaser of Series 1 Preferred Units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to us that are known to such purchaser of Series 1 Preferred Units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our Partnership Agreement.

Tax Risks

U.S. Tax Risk Factors

Treatment of distributions on the Series 1 Preferred Units as guaranteed payments for the use of capital gives rise to uncertain U.S. federal income tax consequences and may create a different U.S. federal income tax treatment for the holders of the Series 1 Preferred Units than for the holders of the LP Units.

The U.S. federal income tax treatment of distributions on the Series 1 Preferred Units is uncertain. We will treat holders as partners entitled to a guaranteed payment for the use of capital on their Series 1 Preferred Units, although the U.S. Internal Revenue Service (“IRS”) may disagree with this treatment. If the Series 1 Preferred Units are not partnership interests, they would likely constitute indebtedness for U.S. federal income tax purposes, and distributions on the Series 1 Preferred Units would constitute ordinary interest income.

Because we will treat the Series 1 Preferred Units as partnership interests, we will treat distributions on the Series 1 Preferred Units as guaranteed payments for the use of capital that generally will be taxable to U.S. Preferred Holders (as defined below) as ordinary income for U.S. federal income tax purposes. Although a U.S. Preferred Holder will recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous cash distribution, we anticipate accruing and making the guaranteed payment distributions on a quarterly basis. Otherwise, the holders of Series 1 Preferred Units generally are not expected to share in our items of income, gain, loss, or deduction, nor will we allocate any share of our nonrecourse liabilities, if any, to the holders of Series 1 Preferred Units. Upon the sale of Series 1 Preferred Units, a U.S. Preferred Holder will be required to recognize gain or loss equal to the difference between the amount realized by such holder and such holder’s tax basis in the Series 1 Preferred Units sold. The amount realized generally will equal the sum of the cash and the fair market value of other property such holder receives in exchange for such Series 1 Preferred Units. Subject to general rules requiring a blended tax basis among multiple partnership interests (including LP Units), the tax basis of a Series 1 Preferred Unit generally will be equal to the sum of the cash and the fair market value of other property paid by the holder of such Series 1 Preferred Units to acquire such Series 1 Preferred Unit.

Investment in the Series 1 Preferred Units by U.S. Preferred Holders that are tax-exempt organizations raises tax issues unique to them. The treatment of guaranteed payments for the use of capital to tax-exempt investors is not certain. Depending on the circumstances, such payments may be treated as unrelated business taxable income (“UBTI”) for U.S. federal income tax purposes.

By reason of holding our Series 1 Preferred Units, a U.S. Preferred Holder may face adverse U.S. federal income tax consequences arising from the ownership of an indirect interest in a “passive foreign investment company” (“PFIC”) or “controlled foreign corporation” (“CFC”). Based on our treatment of distributions on Series 1 Preferred Units as guaranteed payments for the use of capital, we intend to take the position that the PFIC and CFC rules generally do not apply to a U.S. Preferred Holder whose indirect interest in a PFIC or CFC arises solely by reason of owning our Series 1 Preferred Units. However, the treatment of preferred partnership interests under the PFIC and CFC rules is uncertain. There can be no assurance that the IRS or a court will not treat a U.S. Preferred Holder as subject to the PFIC or CFC rules that apply to U.S. holders of partnership interests in our company generally. In such case, an investment by a U.S. Preferred Holder in our Series 1 Preferred Units may produce taxable income that is not related to distributions on such units, and such holder may be required to take such income into account in determining such holder’s gross income subject to tax. In addition, with respect to gain realized upon the direct or indirect sale of, and excess distributions from, a PFIC for which an election for current inclusions is not made, such income would be taxable at ordinary income rates and subject to an additional tax equivalent to an interest charge on the deferral of income inclusions from the PFIC. Further, all or a portion of any gain realized upon the direct or indirect sale of a CFC may be taxable at ordinary income rates. For these and other PFIC and CFC consequences generally applicable to U.S. holders of partnership interests in our company generally, see “—Consequences to U.S. Holders—Passive Foreign Investment Companies” and “—Consequences to U.S. Holders—Controlled Foreign Corporations” in Item 10.E “Taxation—U.S. Tax Considerations” in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2018, dated March 1, 2019.

Investment in the Series 1 Preferred Units by Non-U.S. Preferred Holders (as defined below) gives rise to tax issues unique to such holders. We will treat distributions on the Series 1 Preferred Units as guaranteed payments made from sources outside the United States for U.S. federal income tax purposes, and we generally do not expect to withhold U.S. federal income tax on such guaranteed payments made to Non-U.S. Preferred Holders, provided that we are not engaged in a trade or business within the United States. However, the tax treatment of guaranteed payments for source and withholding tax purposes is uncertain, and the IRS may disagree with this treatment. As a result, it is possible that the IRS could assert that Non-U.S. Preferred Holders would be subject to U.S. federal income and withholding tax on their share of our company’s ordinary income from sources within the United States, even if distributions on the Series 1 Preferred Units are treated as guaranteed payments. If, contrary to expectation, distributions on the Series 1 Preferred Units are not treated as guaranteed payments, then a Non-U.S. Preferred Holder might be subject to a withholding tax of up to 30% on the gross amount of certain U.S.-source income of our company, including dividends and certain interest income, which is not effectively connected with a U.S. trade or business.

Based on our organizational structure, as well as our expected income and assets, the BPY General Partner currently believes that our company is unlikely to earn income treated as effectively connected with a U.S. trade or business, including effectively connected income attributable to the sale of a “United States real property interest,” as defined in the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Internal Revenue Code”). If, contrary to expectation, our company were deemed to be engaged in a U.S. trade or business, then a Non-U.S. Preferred Holder of Series 1 Preferred Units generally would be required to file a U.S. federal income tax return, and distributions to such holder might be treated as “effectively connected income” (which would subject such holder to U.S. net income taxation and possibly “branch profits” tax in the case of a corporate Non-U.S. Preferred Holder) and might be subject to withholding tax imposed at the highest effective tax rate applicable to such Non-U.S. Preferred Holder. If our company were engaged in a U.S. trade or business, then gain or loss from the sale of Series 1 Preferred Units by a Non-U.S. Preferred Holder generally would be treated as effectively connected with such trade or business to the extent that such Non-U.S. Preferred Holder would have had effectively connected gain or loss had our company sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at regular U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax.

Investors in Series 1 Preferred Units should consult their own tax advisers regarding the U.S. federal income tax consequences of owning Series 1 Preferred Units in light of their particular circumstances.

USE OF PROCEEDS

We estimate that the net proceeds from this offering (after deducting the underwriting discounts and commissions and estimated offering expenses), will be approximately $         million ($         million if the underwriters exercise in full their option to purchase                  additional Series 1 Preferred Units).

Our company will use the net proceeds from this offering to subscribe for Property Partnership Mirror Units that are designed to mirror the economic terms of the Series 1 Preferred Units. See “Description of the Offered Securities—Property Partnership Mirror Units.” We intend to use the net proceeds from this offering for general partnership purposes.

Affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are lenders under our credit facilities. To the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our credit facilities, affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC may receive proceeds from this offering. See “Underwriting.”

CONSOLIDATED CAPITALIZATION

The following table sets forth the capital and consolidated indebtedness of our company as at December 31, 2018:

•                  on an actual basis;

•                  on an as adjusted basis to give effect to (i) the issuance on February 11, 2019 by a subsidiary of our company of C$350 million of medium term notes and (ii) the sale of the Series 1 Preferred Units offered by this prospectus supplement, after underwriting commissions and estimated expenses, and giving effect to the subscription of Property Partnership Mirror Units as described under “Use of Proceeds.”

You should read this table in conjunction with the detailed information and financial statements incorporated by reference, including our audited condensed consolidated financial statements as of and for the fiscal year ended December 31, 2018 and the associated management’s discussion and analysis of financial results, which are hereby incorporated by reference in this prospectus supplement.

	As at December 31, 2018
($ Millions)	Actual	As adjusted(3)
Debt obligations(1)	$63,811	$64,074
Capital securities	3,385	3,385
Equity
Non-controlling interests attributable to:
Redeemable/exchangeable and special limited partnership units	12,740	12,740
Limited partnership units of Brookfield Office Properties Exchange L.P.	96	96
Class A shares of BPR(2)	3,091	3,091
Interests of others in operating subsidiaries and properties	18,456	18,456
Total non-controlling interests	34,383	34,383

Preferred units	—	—
Limited partners(2)	12,353	12,353
General partner	4	4
Total equity	46,740
Total capitalization	$113,936	$

(1)                                 As adjusted to reflect the issuance on February 11, 2019 by a subsidiary of our company of approximately $263 million (C$350 million) of medium term notes, based on the U.S./Canadian dollar exchange rate of US$1.00 = C$1.3294 as of February 11, 2019.

(2)                                 Does not give effect to up to $405 million of LP Units and up to $95 million of BPR Shares that may be purchased pursuant to substantial issuer bids commenced by our company and BPR, respectively, on February 11, 2019.  See “Summary—Recent Developments.”

(3)                                 Assumes no exercise of underwriters’ option to purchase additional Series 1 Preferred Units.

DESCRIPTION OF THE OFFERED SECURITIES

On the closing of this offering, our Partnership Agreement will be amended to authorize and create the Class A Preferred Units and Series 1 Preferred Units, and to make certain consequential changes resulting from the authorization and creation of the Class A Preferred Units and Series 1 Preferred Units. Our Partnership Agreement will be amended by the BPY General Partner pursuant to Sections 3.5 and 14.1 of our Partnership Agreement.

Description of Class A Preferred Units

The following description of the particular terms of the Class A Preferred Units supplements the description of the general terms and provisions of preferred units in the accompanying base prospectus and does not purport to be complete. The following description is subject to, and qualified in its entirety by reference to, the provisions of our Second Amended and Restated Agreement of Limited Partnership, including the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership (“Amendment No. 2”), which will be entered into in connection with the closing of this offering and will be filed as an exhibit to a report on Form 6-K. We urge you to read our Partnership Agreement because it, and not this description, will define your rights as a holder of the Class A Preferred Units.

Series

The Class A Preferred Units may be issued from time to time in one or more series. The BPY General Partner will fix the number of Class A Preferred Units in each series and the terms of each series before issue.

Priority

The Class A Preferred Units rank senior to the LP Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of our company, whether voluntary or involuntary. Each series of Class A Preferred Units will rank on parity with every other series of the Class A Preferred Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of our company, whether voluntary or involuntary. In addition, our company’s obligations under the BPY Guarantee will rank on parity with each series of Class A Preferred Units in the event of a liquidation, dissolution or winding up of the Property Partnership.

Unitholder Approvals

In addition to any other approvals required by law, the approval of all amendments to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Units as a class and any other approval to be given by the holders of the Class A Preferred Units may be (i) given by a resolution signed by the holders of Class A Preferred Units owning not less than the percentage of the Class A Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Class A Preferred Units at which all holders of the Class A Preferred Units were present and voted or were represented by proxy or (ii) passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Class A Preferred Units duly called for that purpose and at which the holders of at least 33 1/3% of the outstanding Class A Preferred Units are present or represented by proxy or, if no quorum is present or were represented by proxy at such meeting, at an adjourned meeting at which the holders of Class A Preferred Units then present would form the necessary quorum. At any meeting of holders of Class A Preferred Units as a class, each such holder shall be entitled to one vote in respect of each Class A Preferred Unit held.

In addition, unless we have received the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Class A Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•                  create or issue any Parity Securities (including any additional Series 1 Preferred Units) if the cumulative distributions payable on then outstanding Series 1 Preferred Units (or Parity Securities, if applicable) are in arrears; or

•                  create or issue any Senior Securities.

Description of Series 1 Preferred Units

The following description of the particular terms of the Series 1 Preferred Units supplements the description of the general terms and provisions of preferred units in the accompanying base prospectus and does not purport to be complete. The following description is subject to, and qualified in its entirety by reference to, the provisions of our Second Amended and Restated Agreement of Limited Partnership, including Amendment No. 2 thereto, which will be entered into in connection with the closing of this offering and will be filed as an exhibit to a report on Form 6-K. We urge you to read our Partnership Agreement because it, and not this description, will define your rights as a holder of the Series 1 Preferred Units.

General

The Series 1 Preferred Units offered hereby are a new series of preferred units of our company. Upon completion of this offering, there will be                                 Series 1 Preferred Units issued and outstanding (assuming no exercise of the underwriters’ option to purchase additional Series 1 Preferred Units). We may, without notice to or consent of the holders of the then-outstanding Series 1 Preferred Units, authorize and issue additional Junior Securities (as defined under “Summary—The Offering—Ranking”) and, subject to the limitations described under “—Voting Rights,” Senior Securities and Parity Securities (each, as defined under “Summary—The Offering—Ranking”).

The holders of our LP Units, Series 1 Preferred Units and other partnership securities are entitled to receive, to the extent permitted by law and as provided in our Partnership Agreement, such distributions as may from time to time be declared by the BPY General Partner. Upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, the holders of our LP Units, Series 1 Preferred Units, general partner interest and other partnership securities (if any) are entitled to receive distributions of our assets as provided in our Partnership Agreement, after we have satisfied or made provision for our outstanding indebtedness and other obligations and after payment to the holders of any class or series of limited partner interests having preferential rights to receive distributions of our assets over each such class of limited partner interests.

When issued and paid for in the manner described in this prospectus supplement and the accompanying base prospectus, the Series 1 Preferred Units offered hereby will be fully paid and nonassessable. Subject to the matters described under “—Liquidation Rights,” each Series 1 Preferred Unit will generally have a fixed liquidation preference of $25.00 per Series 1 Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Series 1 Preferred Units) plus an amount equal to accumulated and unpaid distributions thereon to, but excluding, the date fixed for payment, whether or not declared.

Unlike our indebtedness, the Series 1 Preferred Units will represent perpetual interests in us and will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series 1 Preferred Units will rank junior to all of our current and future indebtedness with respect to assets available to satisfy claims against us. The rights of the holders of Series 1 Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities, the proportional rights of holders of Parity Securities and our company’s obligations under the BPY Guarantee.

All of the Series 1 Preferred Units offered hereby will be represented by one or more certificates issued to DTC (and its successors or assigns or any other securities depositary selected by us) (the “Securities Depositary”) and registered in the name of its nominee, for credit to an account of a direct or indirect participant in the Securities Depositary. So long as a Securities Depositary has been appointed and is serving, no person acquiring Series 1 Preferred Units will be entitled to receive a certificate representing such Series 1 Preferred Units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.”

The Series 1 Preferred Units will not be convertible into LP Units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights, except under circumstances set forth under “—Substitution or Variation” below. The Series 1 Preferred Units will not be entitled or subject to mandatory redemption or to any sinking fund requirements. The Series 1 Preferred Units will be subject to redemption, in whole or in part, as applicable, at our option (i) following a Change of Control Triggering Event, a Delisting Brookfield Transaction Triggering Event, and/or a Change in Tax Law (ii) commencing on March 31, 2024 or, (iii) prior to March 31, 2024 upon occurrence of a Ratings Event. See “—Redemption.”

We have appointed American Stock Transfer & Trust Company, LLC as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”), for the Series 1 Preferred Units. The address of the Paying Agent and the Registrar and Transfer Agent is 6201 15th Avenue, Brooklyn, New York 11219.

Ranking

The Series 1 Preferred Units will, with respect to anticipated quarterly distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

•                  senior to the Junior Securities;

•                  on parity with the Parity Securities;

•                  junior to any Senior Securities; and

•                  junior to all of our existing and future indebtedness with respect to assets available to satisfy claims against us.

In addition, our company’s obligations under the BPY Guarantee will rank on parity with the Series 1 Preferred Units in the event of a liquidation, dissolution or winding-up of the Property Partnership.

Under our Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series 1 Preferred Units. The BPY General Partner has the authority to determine the designations, preferences, rights, powers, and duties of any such series before the issuance of any units of that series. The BPY General Partner will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of our company, unless our company is continued under the election to reconstitute and continue our company, the holders of the Series 1 Preferred Units will be entitled to receive $25.00 per unit, together with all accrued (whether or not declared) and unpaid distributions up to but excluding the date of payment or distribution (less any tax required to be deducted and withheld by our company), before any amount is paid or any assets of our company are distributed to the holders of any units of our company ranking junior to the Series 1 Preferred Units. Upon payment of such amounts, the holders of the Series 1 Preferred Units will not be entitled to share in any further distribution of the assets of our company. The rights of the holders of Series 1 Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities and the proportional rights of holders of Parity Securities and our company’s obligations under the BPY Guarantee.

Voting Rights

Except as set forth in our Partnership Agreement (as described below) or as otherwise required by Bermuda law, the Series 1 Preferred Units will have no voting rights. However, we may not adopt an amendment to our Partnership Agreement that has a material adverse effect on the powers, preferences, duties or special rights of the Series 1 Preferred Units unless such amendment (i) is approved by a resolution signed by the holders of Series 1 Preferred Units owning not less than the percentage of the Series 1 Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Series 1 Preferred Units at which all holders of the Series 1 Preferred Units were present and voted or were represented by proxy or (ii) is passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Series 1 Preferred Units duly called for that purpose and at which the holders of at least 33 1/3% of the outstanding Series 1 Preferred Units are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the holders of Series 1 Preferred Units then present would form the necessary quorum. For the avoidance of doubt, for purposes of this voting requirement, any amendment to our Partnership Agreement (i) relating to the issuance of additional limited partner interests (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities discussed in “—Description of Class A Preferred Units—Unitholder Approval” above) or (ii) in connection with a merger or another transaction in which we are the surviving entity and the Series 1 Preferred Units remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders of Series 1 Preferred Units, will be deemed to not materially adversely affect the terms of the Series 1 Preferred Units.

On any matter on which the holders of the Series 1 Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per Series 1 Preferred Unit. The Series 1 Preferred Units held by us or any of our subsidiaries or controlled affiliates will not be entitled to vote.

Series 1 Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Distributions

General

Holders of Series 1 Preferred Units will be entitled to receive, when, as, and if declared by the BPY General Partner out of legally available funds for such purpose, cumulative quarterly cash distributions. Unless otherwise determined by the BPY General Partner, distributions on the Series 1 Preferred Units will be deemed to have been paid out of our available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made.

Distributions on Series 1 Preferred Units will be cumulative from the date of original issue and will be payable quarterly in arrears (as described under “—Distribution Payment Dates”) commencing on July 1, 2019, when, as, and if declared by the BPY General Partner out of legally available funds for such purpose. A pro-rated initial distribution on the Series 1 Preferred Units will be paid on July 1, 2019 in an amount equal to approximately $             per unit.

The distribution rate for the Series 1 Preferred Units will be        % per annum of the $25.00 liquidation preference per unit (equal to $             per unit per annum). The distribution rate per annum may also increase by 5.00%, as described under “—Redemption—Optional Redemption upon a Change of Control Triggering Event” and “—Redemption—Optional Redemption upon a Delisting Brookfield Transaction Triggering Event.”

Distribution Payment Dates

The “Distribution Payment Dates” for the Series 1 Preferred Units will be the last day of March, June, September and December, commencing on July 1, 2019. Distributions will accumulate in each such period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series 1 Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in Bermuda, the Province of Ontario, or the State of New York.

Payment of Distributions

Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay quarterly distributions, if any, on the Series 1 Preferred Units that have been declared by the BPY General Partner to the holders of such Series 1 Preferred Units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date for each distribution on our Series 1 Preferred Units will be the first Business Day of the month of the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by the BPY General Partner in accordance with our Partnership Agreement.

So long as the Series 1 Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series 1 Preferred Units in accordance with the instructions of such beneficial owners.

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series 1 Preferred Units and any Parity Securities through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by the BPY General Partner and paid on any date fixed by the BPY General Partner, whether or not a Distribution Payment Date, to holders of the Series 1 Preferred Units on the record date for such payment, which may not be less than 10 days before such distribution payment dates. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series 1 Preferred Units (e.g., monthly rather than quarterly), the BPY General Partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, (i) there are no Series 1 distribution payments in arrears and (ii) the BPY General Partner expects to have sufficient funds to pay the full distribution in respect of the Series 1 Preferred Units on the next successive Distribution Payment Date.

Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series 1 Preferred Units and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series 1 Preferred Units and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series 1 Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series 1 Preferred Units and Parity Securities at such time. Holders of the Series 1 Preferred Units will not be entitled to any distribution, whether payable in cash, property or units of our company, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series 1 Preferred Units.

Payment of Additional Amounts

We will make all payments on the Series 1 Preferred Units free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Taxing Jurisdiction (as defined under “—Redemption—Optional Redemption upon a Change in Tax Law”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any Relevant Taxing Jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series 1 Preferred Units such additional amounts as distributions as may be necessary so that every net payment made to such holders, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.

We will not be required to pay any additional amounts for or on account of:

(a) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the Relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Series 1 Preferred Units or any Series 1 Preferred Units presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the distribution disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Series 1 Preferred Units;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any distributions on the Series 1 Preferred Units;

(c) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series 1 Preferred Units to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(d) any tax, fee, duty, assessment or governmental charge imposed under the Income Tax Act (Canada) or the United States Internal Revenue Code of 1986, as amended; or

(e) any combination of items (a), (b), (c) and (d).

In addition, we will not pay additional amounts with respect to any payment on the Series 1 Preferred Units to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series 1 Preferred Units if such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series 1 Preferred Units.

If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation (or similar transaction) involving us or the entity to which we convey, transfer or lease substantially all of our properties and assets (a “Successor Entity”) would become obligated to pay any additional amounts as a result of a Change in Tax Law, we will also have the option to redeem the Series 1 Preferred Units as described in “—Redemption—Optional Redemption upon a Change in Tax Law”.

Redemption

Optional Redemption Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, we may, at our option, redeem all but not less than all of the Series 1 Preferred Units within 90 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying $25.00 per Series 1 Preferred Unit, plus all accumulated and unpaid distributions to, but excluding, the redemption date, whether or not declared. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness. If we do not give notice of redemption prior to the 61st day following the Change of Control Triggering Event to redeem all the outstanding Series 1 Preferred Units, the distribution rate per annum on the Series 1 Preferred Units will increase by 5.00% beginning on the 61st day following such Change of Control Triggering Event.

“Change of Control” means the occurrence of either of the following after the original issue date of the Series 1 Preferred Units:

•                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of our company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) other than any Continuing Brookfield Person; or

•                  the consummation of any transaction (including, without limitation, any merger, consolidation or business combination) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) other than any Continuing Brookfield Person becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act or any successor provision), directly or indirectly, of a majority of the voting power of our company’s Voting Stock.

“Change of Control Triggering Event” means the occurrence of a Change of Control following the consummation of which neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities)

listed on the Nasdaq, the NYSE, or the TSX, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE, or the TSX.

“Continuing Brookfield Person” means Brookfield and its affiliates, the BPY General Partner, any member of the BPY Group or the BPR Group, and/or any of the foregoing.

“Voting Stock” of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such power by reason of any contingency; without limiting the foregoing, (i) if the person is a limited partnership, the “Voting Stock” will  be determined with reference to each general partner of such person, (ii) if such person is a general partnership, the “Voting Stock” will be determined with reference to the general partner(s) that owns more than 50% of the interests of such general partnership, and (iii) if such person is a trust, the “Voting Stock” will be determined with reference to the majority of the trustees of such trust.

Optional Redemption Upon a Delisting Brookfield Transaction Triggering Event

Upon the occurrence of a Delisting Brookfield Transaction Triggering Event, we may, at our option, redeem all but not less than all of the Series 1 Preferred Units within 90 days after the first date on which such Delisting Brookfield Transaction Triggering Event occurred (the “Delisting Brookfield Transaction Redemption Period”), by paying $25.00 per Series 1 Preferred Unit, plus all accumulated and unpaid distributions to, but excluding, the redemption date, whether or not declared. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness. If we do not give notice of redemption prior to the 61st day following the Delisting Brookfield Transaction Triggering Event to redeem all of the outstanding Series 1 Preferred Units, the distribution rate per annum on the Series 1 Preferred Units will increase by 5.00% beginning on the 61st day following such Delisting Brookfield Transaction Triggering Event, provided that if either the LP Units and/or the Series 1 Preferred Units are subsequently listed on either Nasdaq, the NYSE or the TSX, the distribution rate per annum on the Series 1 Preferred Units will reset to           %.

“Delisting Brookfield Transaction” means the occurrence of either of the following after the original issue date of the Series 1 Preferred Units:

•                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of our company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) that is a Continuing Brookfield Person; or

•                  the consummation of any transaction (including, without limitation, any merger, consolidation or business combination) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) that is a Continuing Brookfield Person becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act or any successor provision), directly or indirectly, of (i) a majority of the voting power of our company’s Voting Stock or (ii) 100% of the LP Units.

“Delisting Brookfield Transaction Triggering Event” means both (i) the occurrence of the Delisting Brookfield Transaction and (ii) within nine months of the consummation of a Delisting Brookfield Transaction neither the LP Units (or ADRs representing such securities) nor the Series 1 Preferred Units are listed on the Nasdaq, the NYSE, or the TSX, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE, or the TSX.

Optional Redemption Upon a Ratings Event

Prior to March 31, 2024, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined below), we may, at our option, redeem the Series 1 Preferred Units in whole, but not in part, at a redemption price in cash per Series 1 Preferred Unit equal to $25.50 (102% of the liquidation preference of $25.00) plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

“Ratings Event” means a change by any rating agency to the current criteria, which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series 1 Preferred Units, or (ii) a lower Equity Credit being given to the Series 1 Preferred Units than the Equity Credit that would have been assigned to the Series 1 Preferred Units by such rating agency pursuant to the current criteria.

“Equity Credit” for the purposes of the Series 1 Preferred Units means the dollar amount or percentage in relation to the stated liquidation preference amount of $25.00 per Series 1 Preferred Unit assigned to the Series 1 Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.

Optional Redemption Upon a Change in Tax Law

We will have the option to redeem the Series 1 Preferred Units, in whole and not in part, at a redemption price of $25.00 per Series 1 Preferred Unit, if as a result of a Change in Tax Law there is, in our reasonable determination, a substantial probability that we or any Successor Entity would become obligated to pay any additional amounts on the next succeeding distribution payment date with respect to the Series 1 Preferred Units and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any Successor Entity. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness.

“Change in Tax Law” means (i) a change in or amendment to laws, regulations or rulings of any Relevant Taxing Jurisdiction, (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any Relevant Taxing Jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any Relevant Taxing Jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a Relevant Taxing Jurisdiction other than Bermuda in which a successor company is organized, such Change in Tax Law must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the Successor Entity, or convey, transfer or lease substantially all of our properties and assets to the Successor Entity, as applicable.

“Relevant Taxing Jurisdiction” means (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our distribution disbursing agent are making payments on the Series 1 Preferred Units or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which BPY or a Successor Entity is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

Optional Redemption on or after March 31, 2024

Any time on or after March 31, 2024, we may redeem, at our option, in whole or in part, the Series 1 Preferred Units at a redemption price in cash equal to $25.00 per Series 1 Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. We may undertake multiple partial redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

We may also redeem the Series 1 Preferred Units under the terms set forth under “—Optional Redemption upon a Change of Control Triggering Event” and “—Optional Redemption upon a Delisting Brookfield Transaction Triggering Event.”

Redemption Procedures

Any optional redemption shall be effected only out of funds legally available for such purpose. We will give notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any Series 1 Preferred Units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series 1 Preferred Units to be redeemed and, if less than all outstanding Series 1 Preferred Units are to be redeemed, the number (and, in the case of Series 1 Preferred Units in certificated form, the identification) of Series 1 Preferred Units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Series 1 Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor (which shall occur automatically if the certificate representing such Series 1 Preferred Units is issued in the name of the Securities Depositary or its nominee), and (v) that distributions on the Series 1 Preferred Units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series 1 Preferred Units are to be redeemed, the number of Series 1 Preferred Units to be redeemed will be determined by us, and such Series 1 Preferred Units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series 1 Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series 1 Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series 1 Preferred Units to be redeemed from the account of each of its participants holding such Series 1 Preferred Units in its participant account. Thereafter, each participant will select the number of Series 1 Preferred Units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series 1 Preferred Units for its own account). A participant may determine to redeem Series 1 Preferred Units from some beneficial owners (including the participant itself) without redeeming Series 1 Preferred Units from the accounts of other beneficial owners. Any Series 1 Preferred Units not redeemed will remain outstanding and entitled to all the rights and preferences of Series 1 Preferred Units under our Partnership Agreement.

So long as the Series 1 Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series 1 Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such Series 1 Preferred Units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If a notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such Series 1 Preferred Units will cease to accumulate and all rights of holders of such Series 1 Preferred Units as limited partners will cease (and such Series 1 Preferred Units shall not thereafter be transferred on the books of the Registrar and Transfer Agent or be deemed outstanding for any purpose whatsoever), except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions to the date fixed for redemption, whether or not declared. The holders of Series 1 Preferred Units will have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series 1 Preferred Units, that remain unclaimed or unpaid after one year after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series 1 Preferred Units entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series 1 Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such Series 1 Preferred Units is registered in the name of the Securities Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such Series 1 Preferred Units a new certificate (or adjust the applicable book-entry account) representing the number of Series 1 Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series 1 Preferred Units called for redemption until funds sufficient to pay the full redemption price of such Series 1 Preferred Units, including all accumulated and unpaid distributions to, but excluding, the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We may from time to time purchase Series 1 Preferred Units, including by tender offer, open market purchases, negotiated transactions or otherwise, subject to compliance with all applicable securities and other laws. We have no obligation, or any present plan or intention, to purchase any Series 1 Preferred Units. Any Series 1 Preferred Units that we redeem or otherwise acquire will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series 1 Preferred Units and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series 1 Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series 1 Preferred Units and any Parity Securities. As long as any Series 1 Preferred Units are outstanding, except out of the net cash proceeds of a substantially concurrent issue of Junior Securities, we may not redeem, repurchase or otherwise acquire any partnership interests in our company (other than a Class A Preferred Unit) or any other series of Junior Securities unless full cumulative distributions on the Series 1 Preferred Units and any Parity Securities for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

Substitution or Variation

At any time following a Tax Event, we may, without the consent of any holders of the Series 1 Preferred Units, vary the terms of the Series 1 Preferred Units such that they remain securities, or exchange the Series 1 Preferred Units with new securities, which would eliminate the substantial probability that we or any Successor Entity would be required to pay any additional amounts with respect to the Series 1 Preferred Units as a result of a Change in Tax Law. The terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series 1 Preferred Units prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of the Series 1 Preferred Units, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up of the Series 1 Preferred Units, or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due, but unpaid with respect to such holder’s securities.

Prior to any variation or exchange, we will be required to receive an opinion of independent legal advisers to the effect that holders and beneficial owners of the Series 1 Preferred Units (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such variation or exchange and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.

No Sinking Fund

The Series 1 Preferred Units will not have the benefit of any sinking fund.

Limited Duties

The Bermuda Limited Partnership Act of 1883, under which our company has been established, does not impose statutory fiduciary duties on a general partner of a limited partnership in the same manner that certain corporate statutes, such as the Delaware Revised Uniform Limited Partnership Act, impose fiduciary duties on directors of a corporation. In general, under applicable Bermudian legislation, a general partner has a duty to act in good faith and subject to any express provisions of the partnership agreement to the contrary, to act in the interests of the limited partnership.  A general partner also has certain limited duties to its limited partners, such as the duty to render accounts, account for private profits and not compete with the partnership in business. In addition, Bermudian common law recognizes that a general partner owes a duty of utmost good faith to its limited partners. However, to the extent that the BPY General Partner owes any such fiduciary duties to our company and holders of partnership interests in our company, these duties have been modified pursuant to our Partnership Agreement as a matter of contract law, with the exception of the duty of our general partner to act in good faith, which cannot be modified.

Book-Entry System

All Series 1 Preferred Units offered hereby will be represented by a single certificate issued to the Securities Depositary, and registered in the name of its nominee (initially, Cede & Co.), for credit to an account of a direct or indirect participant in the Securities Depositary. The Series 1 Preferred Units offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series 1 Preferred Units offered hereby will be entitled to receive a certificate evidencing such Series 1 Preferred Units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series 1 Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series

1 Preferred Units, each purchaser of Series 1 Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting rights, with respect to such Series 1 Preferred Units and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Series 1 Preferred Units.

So long as the Securities Depositary (or its nominee) is the sole holder of the Series 1 Preferred Units, no beneficial holder of the Series 1 Preferred Units will be deemed to be a holder of Series 1 Preferred Units. DTC, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own DTC. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series 1 Preferred Units, whether as a holder of the Series 1 Preferred Units for its own account or as a nominee for another holder of the Series 1 Preferred Units.

Property Partnership Mirror Units

On the closing of this offering, the Property Partnership Agreement will be amended to authorize and create a proportionate number of preferred units in the capital of the Property Partnership with terms designed to mirror the economic terms of the Series 1 Preferred Units (the “Property Partnership Mirror Units”), and we will use the proceeds of this offering to subscribe for such Property Partnership Mirror Units. The Property Partnership Agreement will be amended by our company, in our capacity as managing general partner of the Property Partnership, pursuant to Section 17.1 of the Property Partnership Agreement.

The terms of the Property Partnership Mirror Units will provide that no distribution may be declared or paid or set apart for payment on any Mirror Junior Securities (as defined below) (other than a distribution payable solely in Mirror Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Property Partnership Mirror Units and any Mirror Parity Securities (as defined below) through the most recent respective distribution payment dates. To the extent a distribution period applicable to a class of Mirror Junior Securities or Mirror Parity Securities is shorter than the distribution period applicable to the Property Partnership Mirror Units (e.g., monthly rather than quarterly), we may declare and pay regular distributions with respect to such Mirror Junior Securities or Mirror Parity Securities so long as, at the time of declaration of such distribution, we expect to have sufficient funds to pay the full distribution in respect of the Property Partnership Mirror Units on the next successive distribution payment date.

“Mirror Junior Securities” means the Redeemable/Exchangeable Partnership Units, general partner units of the Property Partnership, the Special LP Units (other than with respect to the equity enhanced distributions payable to affiliates of Brookfield Asset Management) and each other partnership interest of the Property Partnership established after the original issue date of the Property Partnership Mirror Units that pursuant to a written agreement with the Property Partnership ranks junior to the Class A Preferred Units of the Property Partnership in the payment of distributions and amounts payable upon the dissolution, liquidation or winding-up of the Property Partnership, whether voluntary or involuntary.

“Mirror Parity Securities” means any partnership interest of the Property Partnership (including the Property Partnership Mirror Units) or BPY that pursuant to a written agreement with the Property Partnership ranks equally with the Class A Preferred Units of the Property Partnership in the payment of distributions and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Property Partnership, whether voluntary or involuntary. As of the date of this prospectus supplement, 72,000,000 Mirror Parity Securities were issued and outstanding by the Property Partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The tax consequences to you of an investment in our Series 1 Preferred Units will depend in part on your own tax circumstances. This section adds information related to certain tax considerations with respect to the Series 1 Preferred Units and should be read in conjunction with the risk factors included under the caption “Tax Risks” in this prospectus supplement. For a discussion of the principal U.S. federal income tax considerations associated with our operations and the purchase, ownership, and disposition of our LP Units, see Item 10.E “Taxation—U.S. Tax Considerations” and Item 3.D “Risk Factors—Risks Relating to Taxation” in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2018, dated March 1, 2019, which is incorporated herein by reference. Although this section updates and adds information related to certain tax considerations with respect to the Series 1 Preferred Units, it also should be read in conjunction with the foregoing items in our most recent Annual Report on Form 20-F. The following discussion is limited as described in Item 10.E “Taxation—U.S. Tax Considerations” in our most recent Annual Report on Form 20-F and as described herein.

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective holders of Series 1 Preferred Units who, except as otherwise indicated, are individual citizens or residents of the United States and who acquire Series 1 Preferred Units issued pursuant to the Offering at the public offering price. This summary is based on provisions of the U.S. Internal Revenue Code, on the regulations promulgated thereunder (“U.S. Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

The following discussion does not comment on all U.S. federal income tax matters affecting us or prospective holders of Series 1 Preferred Units and does not describe the application of the alternative minimum tax. Moreover, the discussion focuses on prospective holders of Series 1 Preferred Units who, except as otherwise indicated, are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other Series 1 Preferred Unitholders subject to specialized tax treatment, including, without limitation, banks, insurance companies and other financial institutions, tax-exempt organizations, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts, real estate investment trusts, mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding our LP Units or Series 1 Preferred Units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to our Series 1 Preferred Units being taken into account in an applicable financial statement, persons deemed to sell their Series 1 Preferred Units under the constructive sale provisions of the U.S. Internal Revenue Code, persons that own (directly or indirectly, applying certain attribution rules) more than 5% of our Series 1 Preferred Units, persons that own (directly or indirectly, applying certain attribution rules) 5% or more of the equity interests in our company (including, for such purpose, both LP Units and Series 1 Preferred Units), persons whose LP Units or Series 1 Preferred Units are loaned to a short seller to cover a short sale, persons who hold our LP Units or Series 1 Preferred Units through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes, and persons for whom our LP Units or Series 1 Preferred Units are not a capital asset.

No ruling has been requested from the IRS regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Torys LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely affect the market for our Series 1 Preferred Units, including the prices at which such units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution and thus will be borne indirectly by our LP Unitholders and potentially our Series 1 Preferred Unitholders. Furthermore, the tax treatment of our company, or of an investment in our company, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

The following discussion, to the extent it expresses conclusions as to the application of U.S. federal income tax law and subject to the qualifications described herein, represents the opinion of Torys LLP. Such opinion is based in part on facts described in this prospectus supplement and on various other factual assumptions, representations, and determinations. Any alteration or incorrectness of such facts, assumptions, representations, or determinations could adversely affect such opinion. Moreover, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge the conclusions herein and a court may sustain such challenge.

Notwithstanding the above, and for the reasons described below, Torys LLP has rendered no opinion with respect to the following U.S. federal income tax issues: (i) whether holders of Series 1 Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their Series 1 Preferred Units (see “—Limited Partner Status”); (ii) any consequences under the rules governing PFICs or CFCs (see “—Consequences to U.S. Preferred Holders—Passive Foreign Investment Companies” and “—Consequences to U.S. Preferred Holders—Controlled Foreign Corporations”); and (iii) whether distributions with respect to the Series 1 Preferred Units or gain from the disposition of Series 1 Preferred Units will be treated as UBTI (see “—Consequences to U.S. Preferred Holders—Tax-Exempt Organizations”).

For purposes of this discussion, a “U.S. Preferred Holder” is a beneficial owner of one or more of the Series 1 Preferred Units acquired pursuant to the Offering that is for U.S. federal tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. A “Non-U.S. Preferred Holder” is a beneficial owner of one or more of the Series 1 Preferred Units acquired pursuant to the Offering that is neither a U.S. Preferred Holder nor an entity classified as a partnership or other fiscally transparent entity for U.S. federal tax purposes.

If a partnership holds the Series 1 Preferred Units, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold the Series 1 Preferred Units should consult their own tax advisers.

This discussion does not constitute tax advice and is not intended to be a substitute for tax planning. You should consult your own tax adviser concerning the U.S. federal, state and local income tax consequences particular to your ownership and disposition of the Series 1 Preferred Units, as well as any tax consequences under the laws of any other taxing jurisdiction.

Partnership Status of Our Company and the Property Partnership

Each of our company and the Property Partnership has made a protective election to be classified as a partnership for U.S. federal tax purposes. An entity that is treated as a partnership for U.S. federal tax purposes generally incurs no U.S. federal income tax liability. Instead, each partner generally is required to take into account its allocable share of items of income, gain, loss, or deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. However, we expect to treat holders of the Series 1 Preferred Units as generally not sharing in allocations of our income, gain, loss, or deduction. Instead, we will treat distributions on the Series 1 Preferred Units as guaranteed payments for the use of capital. Please see “—Consequences to U.S. Preferred Holders—Treatment of Distributions on Series 1 Preferred Units” below.

Legislation that became effective for taxable years beginning after December 31, 2017, may impose liability for adjustments to a partnership’s tax returns on the partnership itself in certain circumstances, absent an election to the contrary. The effects of the application of this legislation on us are uncertain, and you should consult your own tax advisers regarding all aspects of this legislation as it affects your particular circumstances. See below under “—Administrative Matters—Information Returns and Audit Procedures.”

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. Our company is publicly traded. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act of 1940 if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

The BPY General Partner intends to manage the affairs of our company and the Property Partnership so that our company will meet the Qualifying Income Exception in each taxable year. Based upon factual statements and representations made by the BPY

General Partner, Torys LLP is of the opinion that at least 90% of our company’s and the Property Partnership’s gross income has been, and currently is, of a type that constitutes qualifying income. However, the portion of our company’s and the Property Partnership’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of our company’s and the Property Partnership’s gross income in any year will constitute qualifying income.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to our company’s or the Property Partnership’s status for U.S. federal income tax purposes or whether our company’s or the Property Partnership’s operations generate “qualifying income” under Section 7704 of the U.S. Internal Revenue Code. It is the opinion of Torys LLP that, based upon the U.S. Internal Revenue Code, U.S. Treasury Regulations, published revenue rulings, and court decisions, and the factual statements and representations made by the BPY General Partner, as of the date hereof, each of our company and the Property Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes. An opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and provides no assurance that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

In rendering its opinions, Torys LLP has relied on numerous factual representations made by the BPY General Partner, including but not limited to the following:

•                                          Neither our company nor the Property Partnership has elected to be classified as a corporation for United States federal tax purposes, and neither our company nor the Property Partnership has any plan or intention to elect to be so classified.

•                                          For each of our company’s and the Property Partnership’s taxable years, more than 90% of each entity’s gross income has consisted of income of a type that Torys LLP is of the opinion constitutes “qualifying income” within the meaning of Section 7704(d) of the U.S. Internal Revenue Code.

Based on the foregoing, the BPY General Partner believes that our company will be treated as a partnership and not as a corporation for U.S. federal income tax purposes.

If our company fails to meet the Qualifying Income Exception, other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable time after discovery, or if our company is required to register under the Investment Company Act of 1940, our company will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which our company fails to meet the Qualifying Income Exception, in return for stock in such corporation, and then distributed the stock to holders of partnership interests in our company in liquidation. This deemed contribution and liquidation could result in the recognition of gain (but not loss) to U.S. Preferred Holders. Thereafter, our company would be treated as a corporation for U.S. federal income tax purposes.

If our company were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our company’s items of income, gain, loss, deduction, or credit would be reflected only on our company’s tax return rather than being passed through to holders of partnership interests in our company, and our company would be subject to U.S. corporate income tax and potentially branch profits tax with respect to its income, if any, effectively connected with a U.S. trade or business. Moreover, under certain circumstances, our company might be classified as a PFIC for U.S. federal income tax purposes, and a U.S. Preferred Holder would be subject to the rules applicable to PFICs. See “—Consequences to U.S. Holders—Passive Foreign Investment Companies” in Item 10.E “Taxation—U.S. Tax Considerations” in our most recent Annual Report on Form 20-F. Subject to the PFIC rules, distributions made to U.S. Preferred Holders would be treated as taxable dividend income to the extent of our company’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a tax-free return of capital to the extent of a U.S. Preferred Holder’s adjusted tax basis in its Series 1 Preferred Units (reducing that basis accordingly). Thereafter, to the extent such distribution were to exceed a U.S. Preferred Holder’s adjusted tax basis in its Series 1 Preferred Units, the distribution would be treated as gain from the sale or exchange of such Series 1 Preferred Units. In addition, dividends, interest and certain other passive income received by our company with respect to U.S. investments generally would be subject to U.S. withholding tax at a rate of 30%, and U.S. Preferred Holders would not be allowed a tax credit with respect to any such tax withheld. The “portfolio interest” exemption would not apply to certain interest income of our company. Depending on the circumstances, additional adverse U.S. federal income tax consequences could result under the anti-inversion rules described in Section 7874 of the U.S. Internal Revenue Code, the U.S. Treasury Regulations under Section 385 of the U.S. Internal Revenue Code, or other provisions of the U.S. Internal Revenue Code, as implemented by the U.S. Treasury Regulations and IRS administrative guidance. Based on the foregoing consequences, the treatment of our company as a corporation could materially reduce a holder’s after-tax return and therefore could result in a substantial reduction of the value of the partnership interests in our company. If the Property Partnership were to be treated as a corporation for U.S. federal income tax purposes, consequences similar to those described above would apply. Based on the foregoing consequences, the treatment of our company as a corporation could materially reduce a holder’s after-tax return and therefore could result in a substantial reduction of the value of the Series 1 Preferred Units.

The discussion below is based on Torys LLP’s opinion that each of our company and the Property Partnership will be classified as a partnership for U.S. federal income tax purposes.

Limited Partner Status

The tax treatment of the Series 1 Preferred Units is uncertain. We will treat holders of Series 1 Preferred Units as partners entitled to a guaranteed payment for the use of capital on their Series 1 Preferred Units, although the IRS may disagree with this treatment. If the Series 1 Preferred Units are not partnership interests, they would likely constitute indebtedness for U.S. federal income tax purposes, and distributions on the Series 1 Preferred Units would constitute ordinary interest income.

The remainder of this discussion assumes that the Series 1 Preferred Units are partnership interests for U.S. federal income tax purposes. Holders are urged to consult their own tax advisers regarding their treatment as partners in our company under their particular circumstances.

Consequences to U.S. Preferred Holders

Treatment of Distributions on Series 1 Preferred Units

The tax treatment of distributions on the Series 1 Preferred Units is uncertain. As noted above, we will treat distributions on the Series 1 Preferred Units as guaranteed payments for the use of capital that generally will be taxable to U.S. Preferred Holders as ordinary income and will be deductible by us. Although a U.S. Preferred Holder will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), our company anticipates accruing and making the guaranteed payment distributions quarterly. U.S. Preferred Holders generally are not expected to share in our company’s items of income, gain, loss, or deduction, nor will we allocate any share of the partnership’s nonrecourse liabilities, if any, to such holders.

If the distributions to the Series 1 Preferred Units are not respected as guaranteed payments for the use of capital, U.S. Preferred Holders may be treated as receiving an allocable share of gross income from our company equal to their cash distributions, to the extent the partnership has sufficient gross income to make such allocations of gross income. In the event there is not sufficient gross income to match such distributions, the distributions on the Series 1 Preferred Units would reduce the capital accounts of the holders of the Series 1 Preferred Units, requiring a subsequent allocation of income or gain to provide the Series 1 Preferred Units with their liquidation preference, if possible.

The foregoing general summary is subject to the discussion below under “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations.”

Basis of Units

The tax basis of a U.S. Preferred Holder in Series 1 Preferred Units initially will be the amount paid for such Series 1 Preferred Units. A holder’s basis in its Series 1 Preferred Units will not be affected by distributions on such units. We do not anticipate that a holder of Series 1 Preferred Units will be allocated any share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own LP Units and Series 1 Preferred Units, please consult your own tax adviser regarding the consequences of a guaranteed payment on your own tax basis in your units.

Limitations on Deductibility of Losses

Holders of Series 1 Preferred Units will only be allocated loss once the capital accounts of the holders of LP Units have been reduced to zero. Although it is not anticipated that a U.S. Preferred Holder would be allocated loss, the deductibility of any such loss allocation may be limited for various reasons. In the event that you are allocated loss as a holder of Series 1 Preferred Units, you should consult your own tax adviser as to the application of any limitation to the deductibility of that loss.

Allocation of Income, Gain, Loss and Deduction

For U.S. federal income tax purposes, your allocable share of our company’s items of income, gain, loss, or deduction will be governed by our Partnership Agreement if such allocations have “substantial economic effect” or are determined to be in accordance with your interest in our company. Similarly, our company’s allocable share of items of income, gain, loss, or deduction of the Property Partnership will be governed by the Property Partnership Agreement if such allocations have “substantial economic effect” or are determined to be in accordance with our interest in the Property Partnership.

In general, after giving effect to any special allocation provisions, our items of income, gain, loss, and deduction generally will be allocated among holders of our LP Units in accordance with their percentage interests in us. Holders of our Series 1 Preferred Units are not expected to be allocated items of income or gain and will only be allocated net loss in the event that the capital accounts of the holders of our LP Units have been reduced to zero.

The BPY General Partner believes that, for U.S. federal income tax purposes, the foregoing allocations should be given effect, and the BPY General Partner intends to prepare and file tax returns based on such allocations. If the IRS were to successfully challenge the allocations made pursuant to either our Partnership Agreement or the Property Partnership Agreement, then the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in such agreements.

The foregoing general summary is subject to the discussion below under “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations.”

Recognition of Gain or Loss from Disposition

You will recognize gain or loss on the sale or taxable exchange of our Series 1 Preferred Units equal to the difference, if any, between the amount realized and your own tax basis in our Series 1 Preferred Units sold or exchanged. Your amount realized will be measured by the sum of the cash or the fair market value of other property received plus your share of our company’s liabilities, if any. As described above, you are not expected to be allocated any such liabilities.

Gain or loss recognized by you upon the sale or exchange of our Series 1 Preferred Units generally will be taxable as capital gain or loss and will be long-term capital gain or loss if our Series 1 Preferred Units were held for more than one year as of the date of such sale or exchange. We do not expect for any gain realized upon the sale or exchange of our Series 1 Preferred Units to be characterized as ordinary income rather than as capital gain by reason of being attributable to “unrealized receivables” or “inventory items.” The deductibility of capital losses is subject to limitations. Gain recognized on a sale of Series 1 Preferred Units may be subject to the Medicare tax on net investment income in certain circumstances. See “—Medicare Tax” below.

Each U.S. Preferred Holder who acquires our Series 1 Preferred Units at different times and intends to sell all or a portion of our Series 1 Preferred Units within a year of the most recent purchase should consult its own tax adviser regarding the application of certain “split holding period” rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.

The foregoing general summary is subject to the discussion below under “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations.”

Recognition of Gain or Loss on Redemption

In general, the receipt by a U.S. Preferred Holder of amounts in redemption of Series 1 Preferred Units will result in the recognition of taxable gain to the holder for U.S. federal income tax purposes only if and to the extent the amount of redemption proceeds received exceeds such holder’s tax basis in all the partnership interests in our company (including LP Units) held by such holder immediately before the redemption. Any such redemption of Series 1 Preferred Units would result in the recognition of taxable loss to a U.S. Preferred Holder for U.S. federal income tax purposes only if the holder does not hold any other partnership interests in our company (including LP Units) immediately after the redemption and the holder’s tax basis in the redeemed Series 1 Preferred Units exceeds the amounts received by the holder in redemption thereof. Any taxable gain or loss recognized under the foregoing rules would be treated in the same manner as taxable gain or loss recognized on a sale of Series 1 Preferred Units as described above in “— Recognition of Gain or Loss from Disposition.”

Medicare Tax

U.S. Preferred Holders that are individuals, estates, or trusts may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of such U.S. Preferred Holders’ “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) such U.S. Preferred Holders’ “net investment income” (or “undistributed net investment income” in the case of estates and trusts). Net investment income generally includes guaranteed payments and gain realized by a U.S. Preferred Holder from a sale of Series 1 Preferred Units. U.S. Preferred Holders should consult their own tax advisers regarding the implications of the 3.8% Medicare tax for the ownership and disposition of our Series 1 Preferred Units.

Deduction for Qualified Business Income

Under Public Law 115-97 (the “Tax Cuts and Jobs Act”), for taxable years beginning after December 31, 2017, and before January 1, 2026, non-corporate U.S. taxpayers who have domestic “qualified business income” from a partnership generally are, subject to limitations, entitled to a deduction equal to 20% of such qualified business income. The 20% deduction is also allowed for “qualified publicly traded partnership income” and “qualified REIT dividends.” However, we generally do not expect the 20% deduction to be available with respect to income or gain recognized with respect to Series 1 Preferred Units. U.S. Preferred Holders should consult their own tax advisers regarding the implications of the foregoing rules for an investment in our Series 1 Preferred Units.

Passive Foreign Investment Companies

A PFIC is defined as any foreign corporation with respect to which (after applying certain look-through rules) either (i) 75% or more of its gross income for a taxable year is “passive income” or (ii) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce or are held for the production of “passive income.” There are no minimum stock ownership requirements for PFICs. If you hold an interest in a non-U.S. corporation for any taxable year during which the corporation is classified as a PFIC with respect to you, then the corporation will continue to be classified as a PFIC with respect to you for any subsequent taxable year during which you continue to hold an interest in the corporation, even if the corporation’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.

Based on our organizational structure, as well as our company’s expected income and assets, the BPY General Partner currently believes that one or more of our existing Holding Entities and operating entities are likely to be classified as PFICs. In general, subject to the discussion in the following paragraph, if a U.S. person owns a partnership interest in our company, then any gain realized on the disposition of stock of a PFIC owned by such U.S. person indirectly through our company (including upon the disposition of such U.S. person’s partnership interest), as well as income realized on certain “excess distributions” by such PFIC, would be treated as though realized ratably over the shorter of such U.S. person’s holding period of the partnership interest in our company or our company’s holding period for the PFIC, subject to certain elections. Such gain or income generally would be taxable as ordinary income. In addition, an interest charge would apply, based on the tax deemed deferred from prior years.

Notwithstanding the general PFIC rules described above, based on our treatment of distributions on our Series 1 Preferred Units as guaranteed payments for the use of capital, we intend to take the position that the PFIC rules generally do not apply to U.S. Preferred Holders whose indirect interest in a PFIC arises solely by reason of owning our Series 1 Preferred Units. In such case, gain on the disposition of stock of such a PFIC or income realized on excess distributions by such a PFIC should not be taxable to such U.S. Preferred Holders under the PFIC rules. Consistent with our position, we do not anticipate allocating to a U.S. Preferred Holder any ordinary earnings or net capital gain attributable to any subsidiary PFIC with respect to which we have made a “qualified electing fund” election (“QEF Election”), if such U.S. Preferred Holder’s interest in such PFIC arises solely by reason of owning our Series 1 Preferred Units. Nor do we currently anticipate allocating any gain from the disposition (including a deemed disposition) of stock of a PFIC to such U.S. Preferred Holder.

However, the treatment of preferred partnership interests under the PFIC rules is uncertain. There can be no assurance that the IRS or a court will not treat a U.S. Preferred Holder as subject to the PFIC rules that apply to U.S. persons holding partnership interests in our company generally. In such case, an investment by a U.S. Preferred Holder in our Series 1 Preferred Units may produce taxable income that is not related to distributions on such units, such as income realized on excess distributions by a PFIC or gain from the disposition of stock of a PFIC. Such U.S. Preferred Holder may be required to take such income into account in determining such holder’s gross income subject to tax. With respect to gain realized upon the sale of and excess distributions from a PFIC for which a QEF Election for current inclusions is not made, such income would be taxable at ordinary income rates and subject to an additional tax equivalent to an interest charge on the deferral of income inclusions from the PFIC. Other adverse PFIC consequences generally applicable to U.S. holders of partnership interests in our company may also apply, as described in more detail in “—Consequences to U.S. Holders—Passive Foreign Investment Companies” in Item 10.E “Taxation—U.S. Tax Considerations” in our most recent Annual Report on Form 20-F.

Torys LLP expresses no opinion with regard to any consequences to a U.S. Preferred Holder under the U.S. federal income tax rules governing PFICs. For a discussion of the principal U.S. federal income tax considerations associated with the purchase, ownership, and disposition of partnership interests in our company under the PFIC rules, including certain reporting requirements, see “—Consequences to U.S. Holders—Passive Foreign Investment Companies” in Item 10.E “Taxation—U.S. Tax Considerations” in our most recent Annual Report on Form 20-F. You should consult your own tax adviser regarding the application of the PFIC rules to your investment in our Series 1 Preferred Units in light of your particular circumstances.

Controlled Foreign Corporations

A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For this purpose, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person (including a U.S. partnership) that owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or 10% or more of the total value of shares of all classes of stock of the non-U.S. entity.

Based on our organizational structure, the BPY General Partner currently believes that one or more of our existing Holding Entities and operating entities are likely to be classified as CFCs. In general, subject to the discussion in the following paragraph, if a U.S. partnership in which we own an interest is a U.S. Shareholder of a CFC, then you may be required to include in income your allocable share of the CFC’s “Subpart F” income and “global intangible low-taxed income” (“GILTI”). Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents, and certain other generally passive types of income. Very generally, GILTI includes certain business income of a CFC in excess of a deemed return on the CFC’s tangible assets. Each of the foregoing inclusions will be treated as ordinary income (whether or not such inclusions are attributable to net capital gains).

Notwithstanding the general CFC rules described above, based on our treatment of distributions on our Series 1 Preferred Units as guaranteed payments for the use of capital, we intend to take the position that the CFC rules generally do not apply to U.S. Preferred Holders whose indirect interest in a CFC arises solely by reason of owning our Series 1 Preferred Units. In such case, gain on the disposition of stock of such a CFC by such U.S. Preferred Holders (including indirectly, by reason of the disposition of our Series 1 Preferred Units by such holders) should not be taxable to such holders under the CFC rules. Consistent with our position, we do not anticipate allocating to any U.S. Preferred Holder any Subpart F income or GILTI attributable to a subsidiary CFC, if such U.S. Preferred Holder’s interest in such CFC arises solely by reason of owning Series 1 Preferred Units. Nor do we currently anticipate allocating any gain from the disposition (including a deemed disposition) of stock of a CFC to such U.S. Preferred Holder.

However, the treatment of preferred partnership interests under the CFC rules is uncertain. There can be no assurance that the IRS or a court will not treat a U.S. Preferred Holder as subject to the CFC rules that apply to U.S. holders of partnership interests in our company generally. In such case, an investment by a U.S. Preferred Holder in our Series 1 Preferred Units may produce taxable income that is not related to distributions on such units, such as Subpart F income and GILTI. Such U.S. Preferred Holder may be required to take such income into account in determining such holder’s gross income subject to tax. With respect to gain realized upon the sale of a CFC, all or a portion of such gain may be taxable at ordinary income rates. Other adverse CFC consequences generally applicable to U.S. holders of partnership interests in our company may also apply, as described in more detail in “—Consequences to U.S. Holders—Controlled Foreign Corporations” in Item 10.E “Taxation—U.S. Tax Considerations” in our most recent Annual Report on Form 20-F.

Torys LLP expresses no opinion with regard to any consequences to a U.S. Preferred Holder under the U.S. federal income tax rules governing CFCs. For a discussion of the principal U.S. federal income tax considerations generally associated with the purchase, ownership, and disposition of partnership interests in our company under the CFC rules, see “—Consequences to U.S.

Holders—Controlled Foreign Corporations” in Item 10.E “Taxation—U.S. Tax Considerations” in our most recent Annual Report on Form 20-F. You should consult your own tax adviser regarding the application of the CFC rules to your investment in our Series 1 Preferred Units in light of your particular circumstances.

U.S. Federal Estate Tax Consequences

If our Series 1 Preferred Units are included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes, then a U.S. federal estate tax might be payable in connection with the death of such person. Individual U.S. Preferred Holders should consult their own tax advisers concerning the potential U.S. federal estate tax consequences with respect to our Series 1 Preferred Units.

Certain Reporting Requirements

A U.S. Preferred Holder who invests more than $100,000 in our company may be required to file IRS Form 8865 reporting the investment with such U.S. Preferred Holder’s U.S. federal income tax return for the year that includes the date of the investment. You may be subject to substantial penalties if you fail to comply with this and other information reporting requirements with respect to an investment in our Series 1 Preferred Units. You should consult your own tax adviser regarding such reporting requirements.

Tax-Exempt Organizations

Ownership of Series 1 Preferred Units by U.S. tax-exempt organizations raises issues unique to them and may result in adverse tax consequences as described below to a limited extent and in “—Consequences to U.S. Holders—U.S. Taxation of Tax-Exempt U.S. Holders of Our Units” in Item 10.E “Taxation—U.S. Tax Considerations” in our most recent Annual Report on Form 20-F. In general, employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on UBTI. We will treat distributions on the Series 1 Preferred Units as guaranteed payments for the use of capital. Assuming we do not have income attributable to debt-financed property, the Series 1 Preferred Units are not treated as debt-financed by the tax-exempt holder thereof, and we are not engaged in a trade or business, then we generally do not expect distributions on, or gain from the disposition of, the Series 1 Preferred Units to be treated as UBTI. However, we are not prohibited from financing the acquisition of property with debt, and the treatment of guaranteed payments for the use of capital to tax-exempt organizations is not certain. Depending on the circumstances, such payments, or gain from the disposition of Series 1 Preferred Units, may be treated as UBTI for U.S. federal income tax purposes, and Torys LLP expresses no opinion with respect to whether distributions on the Series 1 Preferred Units or gain from the disposition of Series 1 Preferred Units constitutes UBTI for U.S. federal income tax purposes. If you are a tax-exempt organization, you should consult your own tax adviser regarding the consequences of investing in our Series 1 Preferred Units.

U.S. Withholding Taxes

Although each U.S. Preferred Holder is required to provide us with an IRS Form W-9, we nevertheless may be unable to accurately or timely determine the tax status of our holders for purposes of determining whether U.S. withholding applies to payments made by our company to some or all of our holders. In such a case, payments made by our company to U.S. Preferred Holders might be subject to U.S. “backup” withholding at the applicable rate or other U.S. withholding taxes. You would be able to treat as a credit your allocable share of any U.S. withholding taxes paid in the taxable year in which such withholding taxes were paid and, as a result, you might be entitled to a refund of such taxes from the IRS. In the event you transfer or otherwise dispose of some or all of your Series 1 Preferred Units, special rules might apply for purposes of determining whether you or the transferee of such units were subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such units or entitled to refunds of any such taxes withheld. See “—Administrative Matters—Certain Effects of a Transfer of Units” in Item 10.E “Taxation—U.S. Tax Considerations” in our most recent Annual Report on Form 20-F. You should consult your own tax adviser regarding the treatment of U.S. withholding taxes.

Consequences to Non-U.S. Preferred Holders

The tax treatment of distributions on the Series 1 Preferred Units to Non-U.S. Preferred Holders is uncertain. For U.S. federal income tax purposes, we will treat distributions on the Series 1 Preferred Units as guaranteed payments for the use of capital made from sources outside the United States. We generally do not expect to withhold U.S. federal income tax on such guaranteed payments, provided that we are not engaged in a trade or business within the United States. Assuming that the distributions qualify as guaranteed payments, Non-U.S. Preferred Holders generally are not expected to share in our company’s items of income, gain, loss, or deduction for U.S. federal income tax purposes. However, the tax treatment of guaranteed payments for source and withholding tax purposes is uncertain, and the IRS may disagree with this treatment. As a result, it is possible that the IRS could assert that Non-U.S. Preferred Holders would be subject to U.S. federal income and withholding tax on their share of our company’s ordinary income from sources within the United States, even if distributions on the Series 1 Preferred Units are treated as guaranteed payments.

If, contrary to expectation, distributions on the Series 1 Preferred Units are not treated as guaranteed payments, then a Non-U.S. Preferred Holder will share in our company’s items of income, gain, loss, or deduction, even if our company is not engaged in a U.S. trade or business and such holder is not otherwise engaged in a U.S. trade or business. As a result, such holder may be subject to a withholding tax of 30% on the gross amount of certain U.S.-source income of our company which is not effectively connected with a U.S. trade or business. Income subjected to such a flat tax rate is income of a fixed or determinable annual or periodic nature, including dividends and certain interest income. Such withholding tax may be reduced or eliminated with respect to certain types of income under an applicable income tax treaty between the United States and a Non-U.S. Preferred Holder’s country of residence or under the “portfolio interest” rules or other provisions of the U.S. Internal Revenue Code, provided that such holder provides proper certification as to its eligibility for such treatment. You should consult your own tax adviser regarding the tax treatment of distributions on the Series 1 Preferred Units as guaranteed payments and the U.S. federal withholding and other income tax consequences thereof.

Based on our organizational structure, as well as our company’s expected income and assets, the BPY General Partner currently believes that our company is unlikely to earn income treated as effectively connected with a U.S. trade or business, including effectively connected income attributable to the sale of a “United States real property interest,” as defined in the U.S. Internal Revenue Code. Specifically, our company intends not to make an investment, whether directly or through an entity which would be treated as a partnership for U.S. federal income tax purposes, if the BPY General Partner believes at the time of such investment that such investment would generate income treated as effectively connected with a U.S. trade or business. If, as anticipated, our company is not treated as engaged in a U.S. trade or business or as deriving income which is treated as effectively connected with a U.S. trade or business, and provided that a Non-U.S. Preferred Holder is not itself engaged in a U.S. trade or business, then such Non-U.S. Preferred Holder generally will not be subject to U.S. federal tax return filing requirements solely as a result of owning the Series 1 Preferred Units and generally will not be subject to U.S. federal net income tax on distributions on such Series 1 Preferred Units.

However, there can be no assurance that the law will not change or that the IRS will not deem our company to be engaged in a U.S. trade or business. If, contrary to the BPY General Partner’s expectations, our company is treated as engaged in a U.S. trade or business, then a Non-U.S. Preferred Holder generally would be required to file a U.S. federal income tax return, even if no effectively connected income were allocable to it. In addition, distributions to such Non-U.S. Preferred Holder might be treated as “effectively connected income” (which would subject such holder to U.S. net income taxation) and might be subject to withholding tax imposed at the highest effective tax rate applicable to such Non-U.S. Preferred Holder. If the amount of withholding were to exceed the amount of U.S. federal income tax actually due, such Non-U.S. Preferred Holder might be required to file a U.S. federal income tax return in order to seek a refund of such excess. A corporate Non-U.S. Preferred Holder might also be subject to branch profits tax at a rate of 30%, or at a lower treaty rate, if applicable. Guaranteed payments paid or accrued within the partnership’s taxable year might be included as income to Non-U.S. Preferred Holders whether or not a distribution of such payments had actually been made. If, contrary to expectation, our company were treated as engaged in a U.S. trade or business, then gain or loss from the sale of Series 1 Preferred Units by a Non-U.S. Preferred Holder generally would be treated as effectively connected with such trade or business to the extent that such Non-U.S. Preferred Holder would have had effectively connected gain or loss had our company sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at the regular graduated U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax. The 10% U.S. federal withholding tax obligation temporarily is suspended with respect to the disposition of an interest in a publicly traded partnership (as defined for tax purposes) until regulations or other guidance has been made final. Non-U.S. Preferred Holders should consult their own tax advisers regarding the consequences of our company being engaged in a trade or business within the United States.

Assuming that our company is not engaged in a U.S. trade or business (as discussed above), a Non-U.S. Preferred Holder generally is not expected to be subject to U.S. federal income tax on gain or loss realized upon the sale or other disposition, including redemption, of Series 1 Preferred Units.

Special rules may apply to any Non-U.S. Preferred Holder subject to specialized treatment, including, without limitation, any Non-U.S. Preferred Holder (i) that has an office or fixed place of business in the United States; (ii) that is present in the United States for 183 days or more in a taxable year; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding a partnership interest in our company in connection with its U.S. business, (c) a PFIC, (d) a CFC, or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. You should consult your own tax adviser regarding the application of these special rules.

Taxes in Other Jurisdictions

Based on our expected method of operation and the ownership of our operating entities indirectly through corporate Holding Entities, we do not expect any holder of Series 1 Preferred Units, solely as a result of owning such units, to be subject to any additional income taxes imposed on a net basis or additional tax return filing requirements in any jurisdiction in which we conduct activities or own property. However, our method of operation and current structure may change, and there can be no assurance that, solely as a result of owning our Series 1 Preferred Units, you will not be subject to certain taxes, including non-U.S., state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes imposed by the various jurisdictions in which we do business or own property now or in the future, even if you do not reside in any of these jurisdictions. Consequently, you may also be required to file non-U.S., state and local income tax returns in some or all of these jurisdictions. Further, you may be subject to penalties for failure to comply with these requirements. It is your responsibility to file all U.S. federal, state, local, and non-U.S. tax returns that may be required of you.

Income or gain from investments held by our company may be subject to withholding or other taxes in jurisdictions outside the United States, except to the extent an income tax treaty applies. If you wish to claim the benefit of an applicable income tax treaty, you might be required to submit information to one or more of our company, an intermediary, or a tax authority in such jurisdiction. You should consult your own tax adviser regarding the U.S. state, local, and non-U.S. tax consequences of an investment in our Series 1 Preferred Units.

Administrative Matters

Information Returns and Audit Procedures

We have agreed to use commercially reasonable efforts to furnish to you, within 90 days after the close of each calendar year, U.S. tax information (including IRS Schedule K-1), which describes on a U.S. Dollar basis your share of our company’s income, gain, loss, and deduction, if any, for our preceding taxable year. However, providing this U.S. tax information to our holders will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, you will need to apply for an extension of time to file your own tax returns. In preparing this U.S. tax information, we will use various accounting and reporting conventions to determine your share of income, gain, loss, and deduction. Some of these conventions have been mentioned in the preceding discussion or in Item 10.E “Taxation—U.S. Tax Consideration” in our most recent Annual Report on Form 20-F for the year ended December 31, 2018. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. Due to administrative reporting limitations, and notwithstanding the rules described above under “—Consequences to U.S. Preferred Holders—Basis of Units” requiring aggregation of partnership interests purchased in separate transactions, you may receive two Schedules K-1 if you hold both LP Units and Series 1 Preferred Units.

Our company may be audited by the IRS. Adjustments resulting from an IRS audit could require you to adjust a prior year’s tax liability and result in an audit of your own tax return. Any audit of your own tax return could result in adjustments not related to our company’s tax returns, as well as those related to our company’s tax returns. For taxable years beginning after December 31, 2017, if the IRS makes an audit adjustment to our income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from our company instead of holders of LP Units or Series 1 Preferred Units (as under prior law). We may be permitted to elect to have the BPY General Partner, LP Unitholders, and Series 1 Preferred Unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit. However, there can be no assurance that we will choose to make such election or that it will be available in all circumstances. If we do not make the election, and we pay taxes, penalties, or interest as a result of an audit adjustment, then cash available for distribution to holders of LP Units and Series 1 Preferred Units might be substantially reduced. As a result, our current LP Unitholders and potentially Series 1 Preferred Unitholders might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if our current LP Unitholders and Series 1 Preferred Unitholders did not own partnership interests in our company during the taxable year under audit. The foregoing considerations also apply with respect to our company’s interest in the Property Partnership.

For taxable years beginning on or before December 31, 2017, the BPY General Partner will act as our company’s “tax matters partner.” As the tax matters partner, the BPY General Partner will have the authority, subject to certain restrictions, to act on behalf of our company in connection with any administrative or judicial review of our company’s items of income, gain, loss, deduction, or credit. For taxable years beginning after December 31, 2017, a “partnership representative” designated by our company will have the sole authority to act on behalf of our company in connection with such administrative or judicial review. In particular, our partnership representative will have the sole authority to bind both former and current holders of our LP Units and Series 1 Preferred Units and to make certain elections on behalf of our company pursuant to the partnership audit rules.

The application of the partnership audit rules to our company and to holders of LP Units or Series 1 Preferred Units is uncertain and remains subject to U.S. Treasury Regulations and IRS guidance yet to be made final. You should consult your own tax adviser regarding the implications of the partnership audit rules for an investment in Series 1 Preferred Units.

Tax Shelter Regulations and Related Reporting Requirements

If we were to engage in a “reportable transaction,” we (and possibly our Series 1 Preferred Unitholders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or “transaction of interest,” or that it produces certain kinds of losses exceeding certain thresholds. An investment in our company may be considered a “reportable transaction” if, for example, our company were to recognize certain significant losses in the future. In certain circumstances, a holder of a partnership interest in our company who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Certain of these rules are unclear, and the scope of reportable transactions can change retroactively. Therefore, it is possible that the rules may apply to transactions other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you might be subject to significant accuracy related penalties with a broad scope, for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and in the case of a listed transaction, an extended statute of limitations. We do not intend to participate in any reportable transaction with a significant purpose to avoid or evade tax, nor do we intend to participate in any listed transactions. However, no assurance can be provided that the IRS will not assert that we have participated in such a transaction.

You should consult your own tax adviser concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the disposition of our Series 1 Preferred Units.

Taxable Year

Our company uses the calendar year as its taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Withholding and Backup Withholding

For each calendar year, we will report to you and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. The proper application to our company of the rules for withholding under Sections 1441 through 1446 of the U.S. Internal Revenue Code (applicable to certain dividends, interest, and amounts treated as effectively connected with a U.S. trade or business, among other items) is unclear. Because the documentation we receive may not properly reflect the identities of holders of our LP Units or Series 1 Preferred Units at any particular time (in light of possible sales of our LP Units or Series 1 Preferred Units), we may over-withhold or under-withhold with respect to a particular holder. For example, we may impose withholding, remit such amount to the IRS and thus reduce the amount of a distribution paid to a holder. It may be the case, however, that the corresponding amount of our income was not properly allocable to such holder, and the appropriate amount of withholding should have been less than the actual amount withheld. Such holder would be entitled to a credit against the holder’s U.S. federal income tax liability for all withholding, including any such excess withholding. However, if the withheld amount were to exceed the holder’s U.S. federal income tax liability, the holder would need to apply for a refund to obtain the benefit of such excess withholding. Similarly, we may fail to withhold on a distribution, and it may be the case that the corresponding income was properly allocable to a holder and that withholding should have been imposed. In such case, we intend to pay the under-withheld amount to the

IRS, and we may treat such under-withholding as an expense that will be borne indirectly by holders on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant holder).

Under the backup withholding rules, you may be subject to backup withholding tax with respect to distributions paid unless: (i) you are an exempt recipient and demonstrate this fact when required; or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax, and otherwise comply with the applicable requirements of the backup withholding tax rules. A U.S. Preferred Holder that is exempt should certify such status on a properly completed IRS Form W-9. A Non-U.S. Preferred Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund from the IRS, provided you supply the required information to the IRS in a timely manner.

If you do not timely provide our company, or the applicable nominee, broker, clearing agent, or other intermediary, with IRS Form W-9 or IRS Form W-8, as applicable, or such form is not properly completed, then our company may become subject to U.S. backup withholding taxes in excess of what would have been imposed had our company or the applicable intermediary received properly completed forms from all holders of partnership interests in our company. For administrative reasons, and in order to maintain the fungibility of units of our company, such excess U.S. backup withholding taxes, and if necessary similar items, may be treated by our company as an expense that will be borne indirectly by holders of partnership interests in our company on a pro rata basis (e.g., since it may be impractical for us to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax forms).

Foreign Account Tax Compliance

FATCA imposes a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity,” unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends, and other passive income. Recently proposed U.S. Treasury Regulations eliminate the requirement to withhold tax under FATCA on gross proceeds from the sale or disposition of property that can produce U.S.-source interest or dividends. The IRS has announced that taxpayers are permitted to rely on the proposed regulations until final U.S. Treasury Regulations are issued.

We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by our company, the Property Partnership, the Holding Entities, or the operating entities. Nonetheless, the 30% withholding tax may apply to your allocable share of distributions attributable to withholdable payments, unless you properly certify your FATCA status on IRS Form W-8 or IRS Form W-9 (or other applicable form) and satisfy any additional requirements under FATCA.

In compliance with FATCA, information regarding certain holders’ ownership of our Series 1 Preferred Units may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country, such as the agreement in effect between the United States and Bermuda for cooperation to facilitate the implementation of FATCA, or by future U.S. Treasury Regulations or guidance. You should consult your own tax adviser regarding the consequences under FATCA of an investment in our Series 1 Preferred Units.

Information Reporting with Respect to Foreign Financial Assets

Under U.S. Treasury Regulations, certain U.S. persons that own “specified foreign financial assets” with an aggregate fair market value exceeding either $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year generally are required to file an information report with respect to such assets with their tax returns. Significant penalties may apply to persons who fail to comply with these rules. Specified foreign financial assets include not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. The failure to report information required under the current regulations could result in substantial penalties and in the extension of the statute of limitations with respect to federal income tax returns filed by you. You should consult your own tax adviser regarding the possible implications of these U.S. Treasury Regulations for an investment in our Series 1 Preferred Units.

Allocations Between Transferors and Transferees

Holders owning Series 1 Preferred Units as of the applicable record date with respect to a Distribution Payment Date will be entitled to receive the cash distribution with respect to their Series 1 Preferred Units on the Distribution Payment Date. Purchasers of Series 1 Preferred Units after such applicable record date will therefore not become entitled to receive a cash distribution on their Series 1 Preferred Units until the next applicable record date.

Nominee Reporting

Persons who hold an interest in our company as a nominee for another person may be required to furnish to us:

•                  the name, address and taxpayer identification number of the beneficial owner and the nominee;

•                  whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity;

•                  the amount and description of Series 1 Preferred Units held, acquired, or transferred for the beneficial owner; and

•                  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions may be required to furnish additional information, including whether they are U.S. persons and specific information on Series 1 Preferred Units they acquire, hold, or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), generally is imposed by the U.S. Internal Revenue Code for the failure to report such information to us. The nominee is required to supply the beneficial owner of our Series 1 Preferred Units with the information furnished to us.

New Legislation or Administrative or Judicial Action

The U.S. federal income tax treatment of holders of our Series 1 Preferred Units depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules, particularly those applicable to partnerships, are constantly under review (including currently) by the Congressional tax-writing committees and other persons involved in the legislative process, the IRS, the U.S. Treasury Department and the courts, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations, any of which could adversely affect the value of our Series 1 Preferred Units and be effective on a retroactive basis. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible for our company to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of our company’s income, reduce the net amount of distributions available to our holders, or otherwise affect the tax considerations of owning our Series 1 Preferred Units. Such changes could also affect or cause our company to change the way it conducts its activities and adversely affect the value of our Series 1 Preferred Units.

Our company’s organizational documents and agreements permit the BPY General Partner to modify our Partnership Agreement from time to time, without the consent of our Series 1 Preferred Unitholders, to elect to treat our company as a corporation for U.S. federal tax purposes, or to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all holders of our Series 1 Preferred Units.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO OUR COMPANY AND HOLDERS OF SERIES 1 PREFERRED UNITS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF SERIES 1 PREFERRED UNITS, AND IN REVIEWING THIS PROSPECTUS SUPPLEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH INVESTOR

SHOULD CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN THE SERIES 1 PREFERRED UNITS.

UNDERWRITING

Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are acting as joint book-running managers of the offering and as representatives (“Representatives”) of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, at the public offering price less the underwriters’ fee set forth on the cover page of this prospectus supplement, the number of Series 1 Preferred Units set forth opposite the underwriter’s name.

Underwriter	Number of Series 1 Preferred Units
Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC
Total

The underwriting agreement provides that the obligations of the underwriters to purchase the Series 1 Preferred Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Series 1 Preferred Units (other than those covered by the option to purchase additional units described below) if they purchase any of the Series 1 Preferred Units.

The Series 1 Preferred Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Series 1 Preferred Units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $        per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $        per unit on sales to other dealers. If all the Series 1 Preferred Units are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more Series 1 Preferred Units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to             additional Series 1 Preferred Units at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional Series 1 Preferred Units approximately proportionate to that underwriter’s initial purchase commitment. Any Series 1 Preferred Units issued or sold under the option will be issued and sold on the same terms and conditions as the other Series 1 Preferred Units that are the subject of this offering.

For a period of 30 days after the date of this prospectus supplement, our company and the Property Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the our company, or the BPY General Partner or any affiliate of the our company or the BPY General Partner or any person in privity with our company or the BPY General Partner or any affiliate of our company or the BPY General Partner, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering, of any units of any class of capital stock of our company (other than the LP Units) that is preferred as to the payment of distributions, or as to the distribution of assets upon any liquidation or dissolution of our company, over the LP Units (including any units of any class of partnership interests of our company (other than the LP Units) that ranks equally with the Series 1 Preferred Units as to the payment of distributions or as to the distribution of assets upon any liquidation or dissolution of our company.

The Series 1 Preferred Units are a new class of securities and do not have an established trading market. We have applied to list the Series 1 Preferred Units on Nasdaq under the symbol “BPYPP.” If the application is approved, we expect trading of the Series 1 Preferred Units on Nasdaq to begin within 30 days after their original issue date. We have been advised by the underwriters that they intend to make a market in the Series 1 Preferred Units pending any listing of the Series 1 Preferred Units on Nasdaq, but they are not obligated to do so and may discontinue market-making at any time without notice. We cannot assure that the Series 1 Preferred Units will be approved for listing by Nasdaq, that an active trading market on Nasdaq for the Series 1 Preferred Units will develop or, even if it develops, will last. If an active trading market for the Series 1 Preferred Units does not develop, the market price and liquidity of the Series 1 Preferred Units may be adversely affected. If an active trading market does develop on Nasdaq, the Series 1 Preferred Units may trade at prices lower than the offering price. The trading price of the Series 1 Preferred Units would depend on many factors, including the trading price of our LP Units, prevailing interest rates, the market for similar securities, general economic and financial market conditions, the credit ratings of the Series 1 Preferred Units, our issuance of debt or other preferred securities or the incurrence of additional indebtedness and our financial condition, results of operations and prospects.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

Paid by Us
	No Exercise of Over- Allotment Option	Full Exercise of Over- Allotment Option
Per Unit	$	$
Total	$	$

The estimated offering expenses payable by us (excluding the underwriting discount) are approximately $1.0 million, which includes legal, accounting and printing costs and various other fees associated with registering the Series 1 Preferred Units and the offering.

In connection with the offering, the underwriters may purchase and sell units of our company in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional units, and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering. “Covered” short sales are sales of Series 1 Preferred Units in an amount up to the number of Series 1 Preferred Units represented by the underwriters’ option to purchase additional units. “Naked” short sales are sales of Series 1 Preferred Units in an amount in excess of the number of Series 1 Preferred Units represented by the underwriters’ option to purchase additional units. Covering transactions involve purchases of Series 1 Preferred Units either pursuant to the underwriters’ option to purchase additional units or in the open market after the distribution has been completed to cover short positions. To close a naked short position, the underwriters must purchase Series 1 Preferred Units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series 1 Preferred Units in the open market after pricing that could adversely affect investors who purchase in the offering. To close a covered short position, the underwriters must purchase Series 1 Preferred Units in the open market after the distribution has been completed or must exercise the option to purchase additional units. In determining the source of Series 1 Preferred Units to close the covered short position, the underwriters will consider, among other things, the price of Series 1 Preferred Units available for purchase in the open market as compared to the price at which they may purchase Series 1 Preferred Units through the option to purchase additional units. Stabilizing transactions involve bids to purchase Series 1 Preferred Units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of units of our company. They may also cause the price of the units of our company to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series 1 Preferred Units. Any such credit default swaps or short positions could adversely affect future trading prices of the Series 1 Preferred Units. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are lenders under our credit facilities. To the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our credit facilities, affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC may receive proceeds from this offering.

Extended Settlement

It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the 5th business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on the date hereof or the next two succeeding business days will be required, by virtue of the fact that the securities initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Direct Participation Program Requirements

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) views the Series 1 Preferred Units offered hereby as interests in a direct participation program, the offering is being made in compliance with the applicable requirements of FINRA Rule 2310. Investor suitability with respect to the Series 1 Preferred Units should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

LEGAL MATTERS

The validity of the Series 1 Preferred Units and other matters of Bermuda law will be passed upon for us by Appleby (Bermuda) Limited, Bermuda counsel to our company. In connection with the issue and sale of the Series 1 Preferred Units, certain legal matters will be passed upon, on behalf of our company, by Torys LLP as to U.S. federal and New York law, and, on behalf of the underwriters, by Skadden, Arps, Slate, Meagher & Flom LLP as to U.S. federal and New York law.

EXPERTS

The financial statements of BPY incorporated in this prospectus by reference to BPY’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, and the effectiveness of BPY’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Brookfield Property REIT Inc. (formerly known as GGP Inc.) and its subsidiaries incorporated by reference in this prospectus from BPY’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the Series 1 Preferred Units offered under this prospectus supplement:

Registration statement filing fee	$
Transfer agent and registrar’s fees and expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing costs	$
Miscellaneous	$

Total	$

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act) and will fulfill the obligations with respect to those requirements by filing reports with the SEC. In addition, we are required to file documents with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are also invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our website at https://bpy.brookfield.com. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of the Series 1 Preferred Units or our LP Units. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, as soon as practicable, and in any event within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus supplement and the accompanying base prospectus. This means that we can disclose important information to you by referring you to such documents. The information incorporated by reference is an important part of this prospectus. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

•                  our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, dated March 1, 2019; and

•                  our reports on Form 6-K, dated February 12, 2019, February 13, 2019 and February 20, 2019.

In addition, all subsequent annual reports filed by us with the SEC on Form 20-F and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, in each case subsequent to the date of this prospectus supplement and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement as of the date of the filing of such documents. We shall undertake to provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement by reference, including exhibits to such documents. Requests for such copies should be directed to:

Brookfield Property Partners L.P.
Corporate Secretary
73 Front Street, 5th Floor
Hamilton HM 12
Bermuda

Any statement contained in this prospectus supplement, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus supplement, to the extent that a statement contained in this prospectus supplement or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Brookfield Property Partners L.P.

Limited Partnership Units

Preferred Limited Partnership Units

Brookfield Property Partners L.P. may from time to time offer and issue non-voting limited partnership units (“LP Units”) and preferred limited partnership units (“Preferred LP Units” and together with the LP Units, our “securities”), and certain selling unitholders may sell our securities, in one or more offerings pursuant to this prospectus.

Each time our securities are offered, we will file a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our LP Units are traded on the Nasdaq Stock Market (“Nasdaq”) under the symbol “BPY” and the Toronto Stock Exchange (the “TSX”) under the symbol “BPY.UN”. The last reported sale price of our LP Units on February 19, 2019 was $20.01 per LP Unit on Nasdaq and C$26.38 per LP Unit on the TSX.  We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units we may offer.

An investment in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 1.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is February 20, 2019.

You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference.” We are not making an offer of securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may sell our securities in one or more offerings. This prospectus provides you with a general description of our securities. Each time we sell our securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and our securities that may be offered hereunder.

In this prospectus, unless the context suggests otherwise, references to “we”, “us” and “our” are to our company, the BPR Group, the Property Partnership, the Holding Entities and the operating entities, each as defined below, taken together on a consolidated basis. Unless the context suggests otherwise, in this prospectus references to:

•                                          “Brookfield” are to Brookfield Asset Management and any subsidiary of Brookfield Asset Management, other than us;

•                                          “Brookfield Asset Management” are to Brookfield Asset Management Inc.;

•                                          “BPR Group” are to Brookfield Property REIT Inc., BPR OP, L.P. and any of their direct or indirect subsidiaries;

•                                          “BPY General Partner” are to the general partner of our company, which is Brookfield Property Partners Limited, an indirect wholly-owned subsidiary of Brookfield Asset Management;

•                                          “our company,” “BPY” or the “Registrant” are to Brookfield Property Partners L.P., a Bermuda exempted limited partnership;

•                                          “Holding Entities” are to the primary holding subsidiaries of the Property Partnership, from time to time, through which it indirectly holds all of our interests in our operating entities;

•                                          “operating entities” are to the entities in which the Holding Entities hold interests and that directly or indirectly hold our real estate assets other than entities in which the Holding Entities hold interests for investment purposes only of less than 5% of the equity securities; and

•                                          the “Property Partnership” are to Brookfield Property L.P.

The financial information contained in this prospectus and any prospectus supplement, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and we will fulfill our obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, we are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The

SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. This information is also available on our website at https://bpy.brookfield.com. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our securities. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of our securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and/or filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

•                  our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, dated March 9, 2018 (our “Annual Report”), which contains a description of our limited partnership units; and

•                  our reports on Form 6-K, dated March 29, 2018; May 3, 2018 (Exhibit 99.1 only); May 11, 2018 (Exhibits 99.1 and 99.2 only); June 8, 2018; June 13, 2018 (excluding Exhibit 99.1); July 3, 2018; August 8, 2018 (Exhibits 99.1 and 99.2 only); August 14, 2018 (first filing only); August 23, 2018; August 28, 2018 (both filings); October 22, 2018; November 8, 2018 (Exhibits 99.1 and 99.2 only); November 27, 2018; February 11, 2019; February 12, 2019; February 13, 2019; and February 20, 2019.

All annual reports filed by us with the SEC on Form 20-F and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Copies of the documents noted above are available electronically on the SEC website at www.sec.gov. We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Property Partners L.P.
Corporate Secretary

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “seeks”, “intends”, “targets”, “projects”, “forecasts”, “likely”, or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.

Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: risks incidental to the ownership and operation of real estate properties including local real estate conditions; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the ability to enter into new leases or renew leases on favorable terms; business competition; dependence on tenants’ financial condition; the use of debt to finance our business; the behavior of financial markets, including fluctuations in interest and foreign exchanges rates; uncertainties of real estate development or redevelopment; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; risks relating to our insurance coverage; the possible impact of international conflicts and other developments including terrorist acts; potential environmental liabilities; changes in tax laws and other tax related risks; dependence on management personnel; illiquidity of investments; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits therefrom; operational and reputational risks; catastrophic events, such as earthquakes and hurricanes; and other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States, as applicable.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. The risk factors included in our Annual Report and in other documents incorporated by reference could cause our actual results, performance, achievements, plans and strategies to vary from our forward-looking statements. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus and the documents incorporated by reference.

Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

v

SUMMARY

The Offer and Expected Timetable

We or selling unitholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of our securities. The actual per unit price of our securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

Our LP Units are listed on Nasdaq under the symbol “BPY” and the TSX under the symbol “BPY.UN”.

Brookfield Property Partners L.P.

Our company was established on January 3, 2013 as a Bermuda exempted limited partnership registered under the Bermuda Limited Partnership Act 1883, as amended, and the Bermuda Exempted Partnerships Act 1992, as amended. Our company’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and our company’s telephone number is +441 294-3309.

Our company is one of the world’s premier commercial real estate companies, with approximately US$86 billion in total assets. We are leading owners, operators and investors in commercial real estate, with a diversified portfolio of premier office and retail assets, as well as interests in multifamily, triple net lease, industrial, hospitality, self-storage, student housing and manufactured housing assets.

Our company’s sole direct investment is its managing general partnership interest in the Property Partnership, which holds our interest in commercial and other income producing property operations through its Holding Entities and operating entities and its direct investment in BP US REIT LLC which holds certain of our Core Office assets.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from our Annual Report, and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of our securities by us for general partnership purposes. The actual application of proceeds from the sale of any particular offering of securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

We will not receive any proceeds from securities offered and sold by selling unitholders.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS

The description of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of our securities. If we indicate in the applicable prospectus supplement, the terms of our securities may differ from the terms we have summarized below.

We or the selling unitholders may sell from time to time, in one or more offerings, our securities.

This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Our LP Units are non-voting limited partnership interests in our company. The rights of holders of our LP Units are primarily governed by our limited partnership agreement, amendments to which may be proposed only by or with the consent of the BPY General Partner as described in our Annual Report.

LP Units of our company represent a fractional limited partnership interest in our company and do not represent a direct investment in our company’s assets and should not be viewed by investors as direct securities of our company’s assets. Holders of our LP Units are not entitled to the withdrawal or return of capital contributions in respect of our LP Units, except to the extent, if any, that distributions are made to such holders pursuant to our limited partnership agreement or upon the liquidation of our company as described in our Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in our limited partnership agreement, a holder of our LP Units will not have priority over any other holder of our LP Units, either as to the return of capital contributions or as to profits, losses or distributions. Holders of our LP Units do not have the ability to call meetings of unitholders, and holders of our LP Units are not entitled to vote on matters relating to our company except as described in our Annual Report.

Our limited partnership agreement does not contain any restrictions on ownership of our LP Units. Holders of our LP Units will not be granted any pre-emptive or other similar right to acquire additional interests in our company, unless otherwise determined by the BPY General Partner, in its sole discretion. In addition, holders of our LP Units do not have any right to have their LP Units redeemed by our company. Our LP Units have no par or other stated value.

Any material U.S. and Canadian federal income tax considerations related to such LP Units will be described in a prospectus supplement.

For a more detailed description of our LP Units, please refer to our Annual Report.

DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS

The material terms of any class or series of Preferred LP Units that we offer, together with any material U.S. and Canadian federal income tax considerations relating to such Preferred LP Units, will be described in a prospectus supplement.

Our limited partnership agreement authorizes us to establish one or more classes, or one or more series of any such classes of Preferred LP Units with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of our Preferred LP Units), as shall be determined by the BPY General Partner in its sole discretion, including: (i) the right to share in our profits and losses or items thereof; (ii) the right to share in our distributions; (iii) the rights upon our dissolution and liquidation; (iv) whether, and the terms and conditions upon which, we may or shall be required to redeem our Preferred LP Units (including sinking fund provisions); (v) whether such Preferred LP Unit is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred LP Unit will be issued, evidenced by certificates and assigned or transferred; and (viii) the requirement, if any, of each such Preferred LP Unit to consent to certain partnership matters.

The issuance of Preferred LP Units may have the effect of discouraging, delaying or preventing a change of control of us. The issuance of Preferred LP Units with voting and conversion rights may adversely affect the voting power of the holders of our LP Units.

PLAN OF DISTRIBUTION

New Issues

We may sell our securities to or through underwriters or dealers. The distribution of our securities may be effected from time to time in one or more transactions at a negotiated fixed price or prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of our securities, underwriters may receive compensation from our company or from purchasers of our securities for whom they may act as agents in the form of discounts, concessions or commissions.

Any prospectus supplement relating to our securities will also set forth the terms of the offering of our securities, including the names of any underwriters or dealers, the purchase price or prices of the offered securities, the offering price, the proceeds to our company from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements that may be entered into by our company, underwriters and dealers who participate in the distribution of our securities may be entitled to indemnification by our company against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters or dealers may be required to make in respect thereof. Those underwriters and dealers may be customers of, engage in transactions with, or perform services for, our company or its subsidiaries in the ordinary course of business.

Our securities (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in our securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in our securities or as to the liquidity of the trading market for our securities.

In connection with any underwritten offering of our securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offerings

Selling unitholder(s) may offer and sell, from time to time, all or a portion of the LP Units or Preferred LP Units beneficially owned by them directly or through one or more underwriters or dealers. Unless otherwise specified in a prospectus supplement, the selling unitholder(s) will be responsible for underwriting discounts or commissions or agent’s commissions. The selling unitholder(s) may sell its or their LP Units or Preferred LP Units in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement.

Underwriters or dealers may receive commissions in the form of discounts, concessions or commissions from the selling unitholder(s). In connection with sales of its LP Units or Preferred LP Units or otherwise, selling unitholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the LP Units or Preferred LP Units in the course of hedging in positions they assume. The selling unitholder(s) may also sell its or their LP Units or Preferred LP Units short and deliver LP Units or Preferred LP Units, as applicable, covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder(s) may also loan or pledge the LP Units or Preferred LP Units to broker-dealers that in turn may sell such LP Units or Preferred LP Units, as applicable.

SELLING UNITHOLDERS

Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act and incorporated by reference.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Our company is formed under the laws of Bermuda. A substantial portion of our company’s assets may be located outside of Canada and the United States and certain of the directors of the BPY General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. We have expressly submitted to the jurisdiction of certain state and federal courts in New York and of the Ontario courts and have appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against us, the directors of the BPY General Partner, or the experts named in this prospectus since a substantial portion of our assets and the assets of such persons may be located outside of Canada and the United States.

We have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against us, the directors of the BPY General Partner, or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over us, the directors of the BPY General Partner, or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would issue a final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a defined sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the Canadian or U.S. court had proper jurisdiction over the parties subject to the Canadian or U.S. judgment according to Bermuda’s conflicts of law principles; (ii) the Canadian or U.S. court did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud; (iv) the enforcement of the Canadian or U.S. judgment would not be contrary to the public policy of Bermuda; and (v) there is due compliance with the applicable common law rules in Bermuda governing the enforcement of a foreign judgment.

For avoidance of doubt, in addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law (including specified remedies under Canadian securities law or U.S. federal securities law), the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court.. Further, no claim may be brought in Bermuda against us, the directors of the BPY General Partner, or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, the validity of our securities and certain other legal matters with respect to the laws of Bermuda will be passed upon by Appleby (Bermuda) Limited, Bermuda counsel to our company. As of the date hereof, the partners and associates of Appleby (Bermuda) Limited beneficially own, directly or indirectly, in aggregate, less than one percent of our securities.

EXPERTS

The financial statements of BPY incorporated in this prospectus by reference to BPY’s Annual Report on Form 20-F for the year ended December 31, 2017, and the effectiveness of BPY’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte LLP is 8 Adelaide Street West, Suite 200, Toronto, Ontario M5H OA9.

The financial statements of GGP Inc. (now known as Brookfield Property REIT Inc.) and its subsidiaries incorporated by reference in this prospectus from BPY’s Annual Report on Form 20-F for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to GGP Inc.’s adoption of a new accounting standard). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 111 South Wacker Drive, Chicago, IL 60606.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$ *
Blue sky fees and expenses	**
Transfer agent fees	**
Printing and engraving costs	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	$ **

*                 Our company is registering an indeterminate number of securities under the registration statement of which this prospectus forms a part, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

**          The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Property Partners L.P.

                               Units

           % Class A Cumulative Redeemable Perpetual Preferred Units, Series 1

(Liquidation Preference $25.00 per Series 1 Preferred Unit)

PRELIMINARY PROSPECTUS SUPPLEMENT

                      , 2019

Joint Book-Running Managers

Wells Fargo Securities

BofA Merrill Lynch

J.P. Morgan

RBC Capital Markets